Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO RECEIVABLES FINANCING AGREEMENT, dated as of July 2, 2025 (this “Amendment”), among TPVC FUNDING COMPANY LLC, as borrower (the “Borrower”), TRIPLEPOINT PRIVATE VENTURE CREDIT INC., in its individual capacity (“TPVC”) and as collateral manager (in such capacity, the “Collateral Manager”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DBNY, MUFG BANK, LTD. (“MUFG”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and AXOS BANK (“Axos Bank”), as committed lenders (in such capacity, each a “Lender” and collectively, the “Lenders”).

WHEREAS, the Borrower, TPVC, as equityholder, the Collateral Manager, Vervent Inc., as the backup collateral manager, Deutsche Bank Trust Company Americas, as the paying agent and as the collection account bank, Computershare Trust Company, N.A., as the custodian, the Facility Agent, DBNY and MUFG, as joint lead arrangers, and each Lender party thereto are party to the Receivables Financing Agreement, dated as of July 15, 2020 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Receivables Financing Agreement”);

WHEREAS, each of MUFG, KeyBank and Axos Bank (each in such capacity, the “Departing Lender”) is no longer party to the Receivables Financing Agreement or any other Transaction Document after giving effect to this Amendment; and

WHEREAS, the Borrower, the Collateral Manager, the Facility Agent and the Lenders have agreed to amend the Receivables Financing Agreement in accordance with Section 18.2  of the Receivables Financing Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Receivables Financing Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Receivables Financing Agreement. As of the date of this Amendment, the Receivables Financing Agreement is hereby amended as follows:

(a)  to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Receivables Financing Agreement attached as Appendix A hereto; and

(b)  to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules attached as Appendix B hereto.

SECTION 2.2. On the date hereof and in connection with the execution of this Amendment, DBNY, as Lender, hereby consents to (i) a non-pro rata reduction in Commitments despite the language of Section 2.4(a)(iv) of the Receivables Financing Agreement and (ii) the payment in full of Advances made by the Departing Lenders and the reduction of the Departing Lenders’ Commitments to zero.

SECTION 2.3. Upon the effectiveness of this Amendment, all Fee Letters between the Borrower and each Departing Lender (individually) shall hereby be terminated.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b)  MUFG’s receipt of all outstanding Obligations owed to MUFG in the amount equal to $5,744,433.38 (the “MUFG Payment”) comprising (i) $5,520,000.00 Advances and (ii) $224,433.38 accrued interest and fees;

(c)  KeyBank’s receipt of all outstanding Obligations owed to KeyBank in the amount equal to $5,744,433.38 (the “KeyBank Payment”) comprising (i) $5,520,000.00 Advances and (ii) $224,433.38 accrued interest and fees;

(d)  Axos Bank’s receipt of all outstanding Obligations owed to Axos Bank in the amount equal to $4,787,027.86 (the “Axos Bank Payment”) comprising (i) $4,600,000.00 Advances and (ii) $187,027.86 accrued interest and fees; and

(e)  all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Departing Lender

SECTION 4.1. Subject to (a) MUFG’s receipt of the MUFG Payment, (b) KeyBank’s receipt of the KeyBank Payment and (c) Axos Bank’s receipt of the Axos Bank Payment, in each case, on the date hereof, and the reallocation to and the purchase by DBNY of the aggregate Advances of the Departing Lenders, each of the parties hereto hereby acknowledges that (i) the Commitment of each Departing Lender under the Receivables Financing Agreement has been terminated, (ii) such Departing Lender is no longer a Lender under the Receivables Financing Agreement, and shall have no further obligations, duties or responsibilities in connection with the Receivables Financing Agreement or the other Transaction Documents and (iii) the rights of such Departing Lender under Article XVII of the Loan Agreement shall survive. Each of the Departing Lenders hereby confirms and agrees that the foregoing amounts constitute all outstanding Obligations owing such Departing Lender under or in connection with the Loan Agreement and the other Transaction Documents.

ARTICLE V

Representations and Warranties

SECTION 5.1. Each of the Borrower and the Collateral Manager hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event, Unmatured Facility Termination Event, Collateral Manager Default or Unmatured Collateral Manager Default has occurred and is continuing and (ii) the representations and warranties of each of the Borrower and the Collateral Manager contained in the Receivables Financing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT OR TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Effect of Amendment; Ratification. Upon the effectiveness of this Amendment, each reference in the Receivables Financing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Financing Agreement as amended hereby. Except as expressly amended and waived hereby, the Receivables Financing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TPVC FUNDING COMPANY LLC, as Borrower

By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer

Signature Page to Fourth Amendment to RFA

TRIPLEPOINT PRIVATE VENTURE CREDIT
INC., individually and as Collateral Manager

By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer

Signature Page to Fourth Amendment to RFA

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Director

Signature Page to Fourth Amendment to RFA

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Committed Lender

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Director

Signature Page to Fourth Amendment to RFA

Solely with respect to Article IV:

MUFG BANK, LTD., as Committed Lender

By:	/s/ Ted Polito
	Name:	Ted Polito
	Title:	Vice President

Signature Page to Fourth Amendment to RFA

Solely with respect to Article IV:

KEYBANK NATIONAL ASSOCIATION, as Committed Lender

By:	/s/ Richard Anderson
	Name:	Richard Anderson
	Title:	Senior Vice President

Signature Page to Fourth Amendment to RFA

Solely with respect to Article IV:

AXOS BANK, as Committed Lender

By:	/s/ David Park
	Name:	David Park
	Title:	President

Signature Page to Fourth Amendment to RFA

Appendix A

(Receivables Financing Agreement Amendments)

EXECUTION VERSION

Conformed through ~~Third~~Fourth Amendment dated ~~May 31~~July 2, ~~2023~~2025

RECEIVABLES FINANCING AGREEMENT

dated as of July 15, 2020

TPVC FUNDING COMPANY LLC,

as Borrower,

TRIPLEPOINT PRIVATE VENTURE CREDIT INC.,

individually and as Collateral Manager and as Equityholder,

THE LENDERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent,

DEUTSCHE BANK AG, NEW YORK BRANCH AND

MUFG BANK, LTD.,

as Joint Lead Arrangers,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent and as Collection Account Bank,

COMPUTERSHARE TRUST COMPANY, N.A.,

as Custodian,

and

VERVENT INC.,

as Backup Collateral Manager

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	1
Section 1.1	Defined Terms.	1
Section 1.2	Other Definitional Provisions.	~~56~~57

ARTICLE II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	58
Section 2.1	Advances and Approvals.	58
Section 2.2	Funding of Advances.	~~58~~59
Section 2.3	Notes.	~~59~~60
Section 2.4	Repayment and Prepayments.	60
Section 2.5	Calculation of Discount Factor.	61
Section 2.6	Defaulting Lenders.	61
Section 2.7	Replacement of Lenders.	~~62~~63
Section 2.8	Extension of Scheduled Facility Termination Date.	63
Section 2.9	Increase of Facility Amount.	~~63~~64

ARTICLE III	YIELD, FEES, ETC.	64
Section 3.1	Yield.	64
Section 3.2	Yield and Commitment Fee Payment Dates.	~~64~~65
Section 3.3	Yield Calculation.	~~64~~65
Section 3.4	Computation of Yield.	65

ARTICLE IV	PAYMENTS; TAXES	65
Section 4.1	Making of Payments.	65
Section 4.2	Due Date Extension.	~~65~~66
Section 4.3	Taxes.	~~65~~66

ARTICLE V	INCREASED COSTS, ETC.	~~69~~70
Section 5.1	Increased Costs.	~~69~~70
Section 5.2	Funding Losses.	~~70~~71

ARTICLE VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	71
Section 6.1	Effectiveness.	71
Section 6.2	Advances.	~~72~~73

ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS	74
Section 7.1	Retention and Termination of the Collateral Manager.	74
Section 7.2	Duties of the Collateral Manager.	~~76~~77
Section 7.3	Representations and Warranties of the Collateral Manager.	78
Section 7.4	Covenants of the Collateral Manager.	~~80~~81
Section 7.5	Collateral Management Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fee.	~~83~~84
Section 7.6	Distribution Date Statement.	84
Section 7.7	Annual Statement as to Compliance; Notice of Collateral Manager Default.	84
Section 7.8	Audit of Transferred Contracts.	~~84~~85
Section 7.9	Access to Certain Documentation and Information Regarding Contracts.	~~84~~85
Section 7.10	Certain Duties and Representations of Backup Collateral Manager.	86
Section 7.11	Consequences of a Collateral Manager Default.	~~87~~88
Section 7.12	Appointment of Backup Collateral Manager as Successor Collateral Manager.	88
Section 7.13	Lockbox Accounts.	~~88~~89
Section 7.14	Payments in Respect of Ineligible Contracts.	89
Section 7.15	Substitution of Contracts Pursuant to Technology Exchange Option.	~~89~~90
Section 7.16	~~Repurchase~~Optional Offer to Sell.	90
Section 7.17	Contracts Subject to Retained Interest Provisions.	90
Section 7.18	Optional Offer to Sell.	~~90~~91

i

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~91~~92
Section 8.1	Borrower Accounts.	~~91~~92
Section 8.2	Collateral Manager Reimbursements.	93
Section 8.3	Application of Collections.	~~93~~94
Section 8.4	Additional Deposits.	~~93~~94
Section 8.5	Distributions.	~~93~~94
Section 8.6	Fees.	96
Section 8.7	Net Deposits.	96
Section 8.8	Required Warrant Reserve.	~~96~~97

ARTICLE IX	REPRESENTATIONS AND WARRANTIES	97
Section 9.1	Organization and Good Standing.	97
Section 9.2	Due Qualification.	~~97~~98
Section 9.3	Power and Authority.	~~97~~98
Section 9.4	Security Interest; Binding Obligations.	~~97~~98
Section 9.5	No Violation.	98
Section 9.6	No Proceedings.	~~98~~99
Section 9.7	No Consents.	~~98~~99
Section 9.8	Solvency.	99
Section 9.9	Tax Treatment.	99
Section 9.10	Compliance With Laws.	~~99~~100
Section 9.11	Taxes.	~~99~~100
Section 9.12	Certificates.	100
Section 9.13	No Liens, Etc.	100
Section 9.14	Purchase and Sale.	~~100~~101
Section 9.15	Information True and Correct.	~~100~~101
Section 9.16	ERISA Matters.	~~100~~101
Section 9.17	Financial or Other Condition.	101
Section 9.18	Investment Company Status.	101
Section 9.19	Eligible Contract Payments.	101
Section 9.20	Use of Proceeds.	101
Section 9.21	Separate Existence.	~~101~~102
Section 9.22	Investments.	~~101~~102
Section 9.23	Transaction Documents.	102
Section 9.24	Ownership of the Borrower.	~~102~~103
Section 9.25	Anti-Terrorism, Anti-Money Laundering.	~~102~~103
Section 9.26	Anti-Bribery and Corruption.	~~103~~104
Section 9.27	Volcker Rule.	104
Section 9.28	AIFMD and UK AIFM Regulation.	104
Section 9.29	EEA/UK Financial Institution.	104

ARTICLE X	COVENANTS	~~104~~105
Section 10.1	Protection of Security Interest of the Secured Parties.	~~104~~105
Section 10.2	Other Liens or Interests.	~~105~~106
Section 10.3	Costs and Expenses.	~~105~~106
Section 10.4	Reporting Requirements.	~~105~~106
Section 10.5	Separate Existence.	~~106~~107
Section 10.6	Hedging Agreements.	~~109~~110
Section 10.7	Tangible Net Worth.	~~111~~112
Section 10.8	Minimum Equity Condition.	~~111~~112
Section 10.9	Stock, Merger, Consolidation, Etc.	~~111~~112
Section 10.10	Change in Name.	~~111~~112
Section 10.11	Indebtedness; Guarantees.	~~111~~112
Section 10.12	Limitation on Acquisitions.	112
Section 10.13	Documents.	~~112~~113
Section 10.14	Preservation of Existence.	~~112~~113
Section 10.15	Keeping of Records and Books of Account.	~~112~~113
Section 10.16	Accounting Treatment.	~~112~~113
Section 10.17	Limitation on Investments.	113
Section 10.18	Distributions.	~~113~~114
Section 10.19	Performance of Borrower Assigned Agreements.	~~113~~114
Section 10.20	Notice of Material Adverse Claim.	~~113~~114
Section 10.21	Delivery of ~~Original Promissory Notes~~Contract Files.	114
Section 10.22	Further Assurances; Financing Statements.	~~114~~115
Section 10.23	Risk Retention Requirements.	~~115~~116
Section 10.24	Taxes.	~~117~~118
Section 10.25	ERISA.	~~117~~118
Section 10.26	Policies and Procedures for Sanctions.	~~117~~118
Section 10.27	Compliance with Sanctions.	~~117~~118
Section 10.28	Compliance with Anti-Money Laundering.	~~117~~118
Section 10.29	Ineligible Collateral.	~~118~~119

ARTICLE XI	THE BACKUP COLLATERAL MANAGER	~~118~~119
Section 11.1	Limitation on Liability of Backup Collateral Manager.	~~118~~119
Section 11.2	Covenants and Representations and Warranties of the Backup Collateral Manager.	~~121~~122

ARTICLE XII	THE CUSTODIAN	~~121~~122
Section 12.1	Delivery of Contract Files; Custodian to Act as Agent.	~~121~~122
Section 12.2	Contract File Certification.	~~123~~124
Section 12.3	Obligations of the Custodian.	~~124~~125
Section 12.4	Release of Contract Files.	~~126~~127
Section 12.5	Removal or Resignation of the Custodian.	~~128~~129
Section 12.6	Examination of Contract Files.	~~129~~130
Section 12.7	Insurance of the Custodian.	~~130~~131
Section 12.8	Representations and Warranties.	~~130~~131
Section 12.9	Statements.	~~130~~131
Section 12.10	No Adverse Interest of the Custodian.	~~131~~132
Section 12.11	Lost Note Affidavit.	~~131~~132
Section 12.12	Reliance of the Custodian.	~~131~~132
Section 12.13	Term of Custody.	~~131~~132
Section 12.14	Tax Reports.	~~132~~133
Section 12.15	Transmission of Contract Files.	~~132~~133
Section 12.16	Further Rights of the Custodian.	~~132~~133
Section 12.17	Custodian Compensation.	~~135~~136
Section 12.18	Compliance with Applicable Banking Law.	~~135~~136
Section 12.19	Merger or Consolidation.	~~135~~136
Section 12.20	Electronic Methods.	~~135~~136
Section 12.21	Resignation of U.S. Bank National Association, as Custodian; Appointment of Successor Custodian.	~~135~~136
Section 12.22	Resignation of Deutsche Bank Trust Company Americas, as Custodian; Appointment of Successor Custodian.	~~136~~137

ARTICLE XIII	GRANT OF SECURITY INTEREST	~~137~~138
Section 13.1	Borrower’s Grant of Security Interest.	~~137~~138
Section 13.2	Borrower Remains Liable.	~~139~~140
Section 13.3	Release of Collateral.	~~139~~140
Section 13.4	Certain Remedies.	~~139~~140
Section 13.5	Limitation on Duty of Facility Agent in Respect of Collateral.	~~141~~142

ARTICLE XIV	FACILITY TERMINATION EVENTS	~~142~~143
Section 14.1	Facility Termination Events.	~~142~~143
Section 14.2	Effect of Facility Termination Event.	~~145~~146
Section 14.3	Rights Upon Facility Termination Event.	~~145~~146

ARTICLE XV	THE AGENTS	~~146~~147
Section 15.1	Appointment.	~~146~~147
Section 15.2	Delegation of Duties.	~~146~~147
Section 15.3	Exculpatory Provisions.	~~147~~148
Section 15.4	Reliance by Note Agents.	~~147~~148
Section 15.5	Notices.	148
Section 15.6	Non-Reliance on Note Agents.	~~148~~149
Section 15.7	Indemnification.	~~149~~150
Section 15.8	Successor Agent.	~~149~~150
Section 15.9	Note Agents in their Individual Capacity.	~~149~~150
Section 15.10	Compliance with Applicable Banking Law.	~~150~~151
Section 15.11	The Paying Agent.	~~150~~151

ARTICLE XVI	ASSIGNMENTS	~~153~~154
Section 16.1	Restrictions on Assignments.	~~153~~154
Section 16.2	Documentation.	~~153~~154
Section 16.3	Rights of Assignee.	~~154~~155
Section 16.4	Notice of Assignment by Lenders.	~~154~~155
Section 16.5	Registration; Registration of Transfer and Exchange.	~~154~~155
Section 16.6	Mutilated, Destroyed, Lost and Stolen Notes.	~~155~~156
Section 16.7	Persons Deemed Owners.	~~156~~157
Section 16.8	Cancellation.	~~156~~157
Section 16.9	Participations; Pledge.	~~156~~157
Section 16.10	Reallocation of Advances.	~~157~~158

ARTICLE XVII	INDEMNIFICATION	~~157~~158
Section 17.1	Borrower Indemnity.	~~157~~158
Section 17.2	Collateral Manager Indemnity.	~~159~~160
Section 17.3	Contribution.	~~160~~161

ARTICLE XVIII	MISCELLANEOUS	~~160~~161
Section 18.1	No Waiver; Remedies.	~~160~~161
Section 18.2	Amendments, Waivers.	~~161~~162
Section 18.3	Notices, Etc.	~~162~~163

Section 18.4	Costs, Expenses and Taxes.	~~162~~164
Section 18.5	Binding Effect; Survival.	~~163~~164
Section 18.6	Captions and Cross References.	~~163~~164
Section 18.7	Severability.	~~163~~165
Section 18.8	GOVERNING LAW.	~~163~~165
Section 18.9	Counterparts; Electronic ~~Signatures~~Execution.	~~163~~165
Section 18.10	WAIVER OF JURY TRIAL.	~~164~~165
Section 18.11	No Proceedings.	~~164~~166
Section 18.12	Limited Recourse to the Lenders.	~~165~~166
Section 18.13	ENTIRE AGREEMENT.	~~165~~167
Section 18.14	Confidentiality.	~~165~~167
Section 18.15	Non-Confidentiality of Tax Treatment.	168
Section 18.16	Replacement of Lenders.	~~166~~168
Section ~~18.16~~18.17	No Advisory or Fiduciary Responsibility.	~~166~~169
Section ~~18.17~~18.18	Consent to Jurisdiction.	~~167~~169
Section ~~18.18~~18.19	Option to Acquire Rating.	~~167~~170
Section ~~18.19~~18.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~167~~170
Section ~~18.20~~18.21	Acknowledgement Regarding Any Supported QFCs.	~~168~~170

v

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, (x) for an actual currency exchange, the GBP-Dollar spot rate or the Euro-Dollar spot rate, as applicable, obtained by the Collateral Manager through customary banking channels, including the Facility Agent’s own banking facilities or (y) for all other purposes, the GBP-Dollar spot rate or the Euro-Dollar spot rate, as applicable, that appeared in the Wall Street Journal for GBP or Euro at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Contract denominated and payable in Euros or GBPs on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Collateral Manager) to acquire such currency on the related cut-off date and (b) the Applicable Conversion Rate for such currency.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the Scheduled Facility Termination Date and the Maturity Date, ~~3.25~~3.05% per annum, (ii) after the Scheduled Facility Termination Date but prior to the Maturity Date, ~~4.25~~4.05% per annum and (iii) on and after the occurrence of a Facility Termination Event, ~~7.25~~7.05% per annum for all Advances (or any portion thereof) which shall be funded at the Alternate Base Rate.

“APR” of a Contract means, in the case of a Loan, the interest rate or annual rate of finance charges used to determine periodic payments with respect to the related Contract Payment or, in the case of a Lease, the Imputed Lease Rate.

“Article 7 Transparency and Reporting Requirements” means the information, documentation, reporting and notification requirements set out in or developed pursuant to Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards another Committed Lender pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XVI or pursuant to a Joinder Agreement executed and delivered pursuant to Article XVI, in each case with notice to the Paying Agent and Facility Agent and (b) on and after the Facility Termination Date, such Committed Lender’s pro rata share of all Advances outstanding.

“Commitment Fee” means, from (and including) the Effective Date until (but excluding) the earlier of (a) the date following the Facility Termination Date and (b) the date the Borrower permanently reduces the aggregate outstanding amount of Advances and Yield with respect thereto to zero and terminates this Agreement, a fee payable in accordance with the terms and conditions of this Agreement for each day in such period equal to the product of (x) the difference between the aggregate Commitments for all the Committed Lenders in the such Lender Group on such day minus the aggregate principal amount of outstanding Advances funded by such Lender Group on such day, times (y) the Commitment Fee Rate times (z) 1/360. Such Commitment Fee shall be paid in arrears, on the related Distribution Date (if paid on or prior to July 2021) and on the related Commitment Fee Distribution Date (if paid after July 2021) and on the earlier of the Maturity Date and the date on which the aggregate amount of Advances outstanding and Yield with respect thereto shall have been reduced to zero, in the amount of such Commitment Fee that shall have accrued during the preceding Accrual Period or other period then ending and which shall not have been previously paid

“Commitment Fee Distribution Date” means the 15th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing in October 2021.

“Commitment Fee Rate” means a rate per annum equal to 0.25%.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment agreement or a Joinder Agreement in accordance with Article XVI) in accordance with the terms of this Agreement.

“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Continued Errors” has the meaning set forth in Section 11.1(g).

“Contract” means any Lease or Loan.

“Contract Collateral” means any tangible, personal or mixed property that is the subject of a Lease or that is security for a Loan together with the Related Security but excluding any Retained Interest.

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section ~~18.20~~18.21.

“Credit and Collection Policy” means (i) with respect to the initial Collateral Manager, the credit and collection policies and practices (including underwriting parameters) relating to Contract Payments and Contracts, to be set forth as Annex I once the same have been approved and adopted by TPVC’s Board of Directors, as the same may thereafter be modified, amended or supplemented from time to time in compliance with Section 7.4(m) or (ii) with respect to any successor Collateral Manager, the customary credit and collection policies of such successor Collateral Manager.

“Credit-Watch List” means a list established and revised from time to time by Collateral Manager, and made available to the Facility Agent and each Lender, that Collateral Manager uses to monitor the credit risk of certain Obligors.

“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Contract, a component used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.

“Custodial Delivery Failure” has the meaning set forth in Section 12.11.

“Custodian” means Computershare, solely in its capacity as Custodian for the Facility Agent hereunder and the Lenders party hereto, together with its successors and permitted assigns in such capacity.

“Custodian Fee Letter” means (a) solely with respect to Section 6.1(d), that certain schedule of fees of U.S. Bank National Association, as custodian (including in its capacity as securities custodian), acknowledged by TPVC and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent, (b) with respect to Computershare as Custodian, that certain Computershare fee letter agreement, executed by or on behalf of the Borrower, or (c) with respect to any custodian other than Computershare, any letter agreement(s) or schedule of fees entered into by the Borrower, with the consent of the Facility Agent, with a substitute Custodian in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Custodian.

“Custodian Fees and Expenses” has the meaning set forth in Section 12.17. “DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Debt Service Coverage Ratio” means, for any given Accrual Period, the ratio of (i) the sum of (A) all Collections received during such Accrual Period plus (B) all Retained Warrant Proceeds on deposit in the Warrant Reserve Account during such Accrual Period plus (C) all of the Equityholder’s cash on hand as of the last day of such Accrual Period plus, unless a default under the organizational and/or equity documents of the Equityholder shall have occurred that prevents the Equityholder from calling capital or any underlying investor from making a capital contribution, any uncalled capital commitment of the Equityholder pursuant to which the underlying investors are obligated to make a capital contribution over (ii) a number equal to the sum of (A) the Yield for such Accrual Period plus (B) any Commitment Fees owing by the Borrower under any Fee Letter for such Accrual Period plus (C) all Advances outstanding as of the last day of such Accrual Period divided by eighteen (18).

“Debt-to-Cash Ratio” means, with respect to any Obligor as of any date of determination, the ratio of (i)(A) the sum of the amount that such Obligor has outstanding under advances from the Equityholder or other debt obligations owed to the Borrower under all Contracts with such Obligor plus (B) the sum of all other outstanding indebtedness or liabilities of such Obligor for borrowed money (including, without limitation, capital equipment leases) that is pari passu with or senior to any advance or other debt obligation owed to the Borrower over (ii) the sum of all cash reserves on hand of such Obligor plus the undrawn committed capital of such Obligor.

“Debt-to-Equity Ratio” means, with respect to an Obligor, as of any date of determination, the ratio of (i)(A) the sum of the amount that such Obligor has outstanding under advances from TPVC or other debt obligations owed to TPVC under all Contracts with such Obligor plus (B) the sum of all other outstanding indebtedness or liabilities of such Obligor for borrowed money (including, without limitation, capital equipment leases) that is pari passu with or senior to any advance or other debt obligation owed to TPVC over (ii) the sum of such Obligor’s contributed capital, plus the undrawn committed capital of such Obligor on such date.

“Debt-to-Enterprise Value Ratio” means, with respect to an Obligor, as of any date of determination, the ratio of (i)(A) the sum of the amount that such Obligor has outstanding under advances from TPVC or other debt obligations owed to TPVC under all Contracts with such Obligor plus (B) the sum of all other outstanding indebtedness or liabilities of such Obligor for borrowed money (including, without limitation, capital equipment leases) that is pari passu with or senior to any advance or other debt obligation owed to TPVC over (ii) such Obligor’s enterprise value on such date (calculated as the sum of (A) the market capitalization of such Obligor on such date plus (B) the net debt of such Obligor on such date).

“Default Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i)  the Aggregate Outstanding Principal Balance of all Contracts which first became Defaulted Contracts or had ~~Rewritten Contract Payments~~a Material Modification as set forth in clause (a) or clause (g)(ii) of the definition thereof occur during such Collection Period which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming defaulted or rewritten had been, included in the Aggregate Contracts Balance, divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Defaulted Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period; provided, further, that if the aggregate amount of all Defaulted Contracts repurchased exceeds 10% of the Aggregate Contracts Balance (measured on a rolling twelve month basis), such amount in excess of 10% shall be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period regardless of being released from the Lien of this Agreement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Contract” means a Contract:

(a)  as to which any Scheduled Contract Payment or part thereof is unpaid more than 90 days from its original due date;

(b)  as to which an Insolvency Event has occurred with respect to the Obligor thereof; or

(c)  any Contract not described in clauses (a) or (b) above, which, (i) consistent with the Credit and Collection Policy, has been or should be written off the Borrower’s books as uncollectible or (ii) the Borrower or the Equityholder has recorded a realized loss or permanent write-down on such Contract in the Borrower’s or the Equityholder’s financial statements.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Paying Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii)  has notified the Borrower, the Collateral Manager, the Facility Agent, the Paying Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Facility Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement, (v) has (or has a direct or indirect parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or become the subject of a Bail-in Action.

“Deferrable Contract” means a TPC Growth Stage Contract (other than a ~~Product 6~~Lease Contract) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest (exclusive of any contractual end-of-term payment).

“Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which first became Delinquent Contracts during such Collection Period and which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming delinquent had been, included in the Aggregate Contracts Balance divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Delinquent Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period; provided, further, that if the aggregate amount of all Delinquent Contracts repurchased exceeds 10% of the Aggregate Contracts Balance (measured on a rolling twelve month basis), such amount in excess of 10% shall be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period regardless of being released from the Lien of this Agreement.

“Delinquent Contract” means a Contract as to which any Scheduled Contract Payment or part thereof is unpaid more than 31 days from its original due date.

“Discount Factor” means, with respect to each Contract and as of any date of determination, the value (expressed as a percentage of par) of such Contract as determined by the Facility Agent in its sole discretion in accordance with Section 2.5.

“Distribution Date” means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing August, 2020.

“Distribution Date Statement” means a certificate in substantially the form of Exhibit D. “DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“EBITDA” means, with respect to any period and any Contract, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Contract File for each such Contract. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Contract File, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Contract pursuant to its Contract File (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization and, to the extent set forth on the related Asset Approval Request and approved by the Facility Agent on a Contract by Contract basis, any other non-cash charges and organization costs, extraordinary losses in accordance with GAAP, one-time, non-recurring non-cash charges and costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. and which consists of a first lien on the related Contract Collateral (subject to Permitted Liens), except as otherwise permitted in clause (ww) below;

(c)  which arises under a Contract which was originated or acquired (or if an Agented Contract, entered into by syndication) by TPVC and sold to the Borrower under the Sale Agreement and which represents a bona fide indebtedness of the Obligor;

(d)  which arises under a Contract (i) which is not a Delinquent Contract, (ii) which is not a Defaulted Contract and (iii) which, if it was previously a Delinquent Contract or a Defaulted Contract, has been current in payment for at least six months since the date such Contract Payment was no longer a Delinquent Contract or a Defaulted Contract;

(e)  (i) which, if arising under a TPC Venture Stage Contract, ~~is~~has not had a ~~Rewritten Contract Payment~~Material Modification unless approved by the Facility Agent (or, if arising under a TPC Venture Stage Contract that would otherwise ~~be~~have had a ~~Rewritten Contract Payment~~Material Modification because it has extended “interest only” Scheduled Contract Payments for not greater than twelve (12) months (such extension subject to the eligibility requirements set forth in clause (bb) below and the concentration limits set forth in clause (l) of the definition of “Excess Concentration Amount”, and such extension shall be limited to one time per Eligible Contract Payment) following its most recent round of equity financing or bridge financing, the value of the related Obligor has been maintained or improved), (ii) which, if arising under a TPC Growth Stage Contract ~~that is a Rewritten Contract Payment, the Obligor thereon~~, has ~~made at least 3 consecutive timely payments (subject, in each case, to a grace period not to exceed ten (10) calendar days)~~not had a Material Modification unless approved by the Facility Agent or (iii) which, if arising under a TPC Growth Stage Contract that ~~is~~has had a ~~Rewritten Contract Payment~~Material Modification because it has extended “interest only” Scheduled Contract Payments for not greater than eighteen (18) months (such extension subject to the eligibility requirements set forth in clause (bb) below and the concentration limits set forth in clause (l) of the definition of “Excess Concentration Amount”, and such extension shall be limited to one time per Eligible Contract Payment) following its most recent round of equity financing or bridge financing, the value of the related Obligor has been maintained or improved;

(f)  which does not arise from a transaction for which any additional performance by TPVC, the Equityholder or the Borrower, or acceptance by or other act of the Obligor thereunder, remains to be performed as a condition to any payments under the related Contract then included as Scheduled Contract Payments;

(g)  as to which the representations and warranties set forth in Article IV of the Sale Agreement are true and correct in all respects as of the related Advance Date;

(h)  which was, and which arises under a Contract which is, originated in accordance with, and satisfies in all material respects all applicable requirements of, the Credit and Collection Policy or, if such Contract was acquired by TPVC, such Contract with, any Official Body required to be obtained, effected or given in connection with the creation of such Contract Payment or the Contract therefor have been duly obtained, effected or given and are in full force and effect; (q)  which, together with the related Contract, is not subject to any provision prohibiting or otherwise restricting the assignment or transfer thereof, or the granting of a security interest therein (except for such consents which have been obtained prior to the related Advance Date and restrictions on assignment or transfer of such Contract Payment or related Contract to competitors of the Obligor thereunder, which in any event do not restrict the transfer to the Borrower or any transfer to the Facility Agent and the Lenders hereunder);

(r)  which, in the case of a Lease Contract Payment, arises under a Contract constituting a lease no portion of which has been rejected or terminated, and is not subject to early termination (other than an early termination in connection with the Technology Exchange Option or an early termination which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease), rejection or non-assumption;

(s)  which arises under a Contract the terms of which prohibit substitution of the related Contract Collateral (other than substitution in connection with the Technology Exchange Option);

(t)  which arises under a Contract which is not subject to prepayment (other than prepayment in connection with the Technology Exchange Option or prepayment which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Contract);

(u)  which arises under a Contract that requires Scheduled Contract Payments to be made on a regular monthly basis once such Scheduled Contract Payments commence and, if it is a Deferrable Contract, such Contract has a required cash pay interest component that is greater than or equal to 50% of the total interest rate of such Contract;

(v)  with respect to which the related Contract File is complete in accordance with the Credit and Collection Policy and has been delivered to the Custodian as contemplated under Section 12.1;

(w)  in respect of which such Contract Payment and related Contract and Related Security, the Facility Agent, for the benefit of the Secured Parties, has a valid and perfected first priority security interest (including, in the case of any Contract other than a Lease, an equipment loan, a revolving inventory loan or a revolving accounts receivable loan, an “all assets” lien), in the Obligor’s assets, free and clear of all Adverse Claims in favor of any other Person, other than Permitted Liens;

(x)  the related Contract Collateral is subject to a UCC filing against the applicable Obligor in the appropriate jurisdiction, or, if not located in a UCC jurisdiction, is subject to all relevant liens, charges, pledges and debentures which are required to secure the related Contract Collateral in such jurisdiction;

(y)  which any applicable taxes, including transfer taxes, and securities laws in connection with the transfer of such Contract Payment and related Contract have been paid and complied with, respectively;

(z)  which arises under a Contract (other than a Contract relating to a facility secured by inventory or receivables) which has an original term to maturity of no more than 60 months;

(aa) which arises under a Contract whose Obligor is not in a Prohibited Industry;

(bb) which, if arising under (i) a TPC Venture Stage Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than forty-eight (48) months after the date such Contract is included as an Eligible Contract (inclusive of any “interest only” extensions set forth in clause (e) above) or (ii) a TPC Growth Stage Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than sixty (60) months after the date such Contract is included as an Eligible Contract (inclusive of any “interest only” extensions set forth in clause (e) above);

(cc) which, if arising under a TPC Venture Stage Contract which is a revolving loan facility which is not secured by, and under which advances outstanding do not exceed a formula based on, inventory or eligible receivables, has an initial term of no more than twenty-four (24) months;

(dd) (i) the inclusion of the Contract Payment as an Eligible Contract Payment will not cause the weighted average APR (with respect to the required current cash pay interest thereon) of the Contracts related to Eligible Contract Payments to be less than 8.5% and (ii) the inclusion of the Contract Payment as an Eligible Contract Payment will not cause the weighted average APR (with respect to the required current cash pay interest thereon) of the Contracts related to Eligible Contract Payments minus the Cost of Funds Rate for the related Accrual Period to be less than 6.0%;

(ee) with respect to which any related Contract Collateral or other Related Security is required to be insured by the applicable Obligor, consistent with the Credit and Collection Policy;

(ff) which arises under a Contract which does not by its terms permit any Contract Payment to be converted into or exchanged for equity capital of the related Obligor;

(gg) for which all information on the Schedule of Contracts attached to the Advance Request delivered to the Paying Agent and the Facility Agent with respect to such Contract Payment and the related Contract is true and correct;

(hh) which, if arising under a Lease and if the Contract Collateral leased or financed under such Lease is of the type for which title is represented by a certificate of title (A) such Lease is not a True Lease, or (B) the Borrower has been named as the owner of such Contract Collateral on the certificate of title representing title to such Contract Collateral;

(ii) which, if arising under a Lease and if all or substantially all of the Contract Collateral leased or financed by the Obligor thereunder is software, neither the lessor nor the lessee under such Lease (i) own such software, or (ii) have been granted an exclusive license to use such software;

(jj) which, if arising under a Lease, such Lease constitutes a Finance Lease or a True Lease;

(kk) which, if arising under a Lease, such Lease provides that, upon written confirmation of acceptance of the Contract Collateral leased or financed under such Lease (if such confirmation is required under the terms of the related Contract and, otherwise, upon execution of the Contract by the related Obligor), it is a non-cancelable, “hell or high water” obligation of such Obligor and requires such Obligor to make all payments of Scheduled Contract Payments thereunder regardless of the condition of the related Contract Collateral;

(ll) which arises under a Contract for which the written confirmation of acceptance of the Contract Collateral described in clause (~~jj~~kk) above has been received;

(mm) which, if arising under a Lease, such Lease does not constitute a “consumer lease” within the meaning of Article 2A of the UCC in any jurisdiction where such Article 2A has been adopted and governs the construction thereof;

(nn) which, if arising under a Lease, the related Contract Collateral has not, and, under the terms of the related Contract, may not, be used by the Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon TPVC, the Borrower or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or orders related to or addressing the environment, health or safety;

(oo) which, if arising under a Lease, in the event of a Casualty Loss, the related Obligor, at such Obligor’s expense, has the option either to (1) replace the related Contract Collateral with property of the same or better model, type, manufacturer and configuration, or (2) pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease;

(zz) with respect to any TPC Venture Stage Contract for which, as of the date such Contract is included as an Eligible Contract, the related Obligor has closed its most recent round of equity financing or bridge financing within the prior rolling thirty-six (36) month period;

(aaa) which does not arise under a Contract that has been designated as ‘Red (5)’ by TPVC on its Credit-Watch List;

(bbb) with respect to any Contract that is a TPC Venture Stage Contract and with respect to which the Obligor thereunder has a Debt-to-Cash Ratio of less than 3.00 to 1.00;

(ccc) is not a Contract pursuant to which any future advances or payments may be required to be made by the Borrower, except as permitted under clause (bb) and (~~tt~~uu) above;

(ddd) which arises under a Contract whose Obligor is not a Non-Sustainable Obligor;

(eee) which was documented under TPVC’s standard form loan and security agreement or standard lease agreement and other required agreements (as reviewed and approved by the Facility Agent) or are substantially in the same form, substance and content of such approved standard documents;

(fff) for which the Obligor thereof is (1) not an Affiliate of TPVC or the Borrower and (2) is not a governmental authority;

(ggg) with respect to which, as of the date such Contract is included as an Eligible Contract, all parties to the Contract and any related security agreements had legal capacity to execute the Loan and any other document and each Loan or other document has been duly executed by such parties;

(hhh) with respect to which, to the extent multiple Contracts shall be originated by the Borrower or the Equityholder (or an Affiliate thereof) to such Obligor, whether funded hereunder, such Contracts shall contain standard cross-collateralization and cross-default provisions;

(iii) is a Contract with respect to which the Facility Agent in its sole discretion has delivered an Asset Approval Notice which has been acknowledged and agreed by the Borrower, and shall have given the Borrower its approval to acquire pursuant to Section 2.1(b);

(jjj) ~~which arises under a~~any Contract ~~that does not have Rewritten Contract Payments unless (i) otherwise being approved by~~Payment at any time has a Material Modification without the consent of the Facility Agent ~~(~~in its sole discretion~~) or (ii) otherwise permitted under clause (e) above~~;

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended by Regulation (EU) 2021/557) and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitization Rules” means (a) the EU Securitization Regulation; (b) any supplementary regulatory technical standards, implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any official guidance published in relation thereto by the European Supervisory Authorities; and (c) any implementing laws or regulations (all, except as otherwise stated, as amended from time).

“European Supervisory Authorities” means, together, the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and Markets Authority (including any predecessor, successor or replacement organization thereto).

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Exception Report” has the meaning set forth in Section 12.2. “Exceptions” has the meaning set forth in Section 12.2.

“Excess Concentration Amount” means, as of the related Advance Date and after giving effect to any Contracts to be sold to or acquired by the Borrower on such day, and on each Distribution Date, the sum of the following amounts:

(a)  the excess, if any, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments owing by the five Obligors with the highest Principal Balances at such time over ~~45~~40% of the Aggregate Contracts Balance of all Transferred Contracts;

(b)  the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments owing by any single Obligor at such time over the lesser of (1) $25,000,000 or (2) 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(c)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments owing by Obligors in the Industry with the highest Aggregate Outstanding Principal Balance over 35% of the Aggregate Contracts Balance of all Transferred Contracts, (ii) Eligible Contract Payments owing by Obligors in the Industry with the second highest Aggregate Outstanding Principal Balance over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (iii) Eligible Contract Payments owing by Obligors in any other Industry over 15% of the Aggregate Contracts Balance of all Transferred Contracts;

(d)  the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments owing by Obligors in each of TPVC’s groups of business segments set forth in the table below with initial stated maturities (from the related date of origination) greater than the periods set forth in the first column of such table over the percentages of the Aggregate Contracts Balance of all Transferred Contracts set forth opposite such period for such business segment:

Period	TPC Growth Stage Contract		TPC Venture Stage Contract
greater than 42 months	N/A	%	25%
greater than 48 months	N/A	%	3%
greater than 60 months	0%		0%

(e)  (i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with (1) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (2) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 10% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts with (1) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (2) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(f)  (i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments owing by Obligors (1) for which the Borrower, the Equityholder or Collateral Manager does not possess the power to control the actions of the facility under which such Agented Contract arises over 5% of the Aggregate Contracts Balance of all Transferred Contracts that are TPC Venture Stage Contracts and (2) for all other such Agented Contracts, over ~~10~~15% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts that are TPC Growth Stage Contracts (other than TriplePoint Agented Contracts) with Eligible Contract Payments owing by Obligors for which the Equityholder, the Collateral Manager and their Affiliates fail to either (i) individually or collectively hold greater than 50% of the voting interest in such Contract, (ii) hold a minority blocking interest against all material consents, amendments, waivers or approvals thereunder or (iii) hold enforcing lender rights, over ~~10~~15% of the Aggregate Contracts Balance of all Transferred Contracts;

(g)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are in a Permitted Gaming Industry over 7.5% of the Aggregate Contracts Balance of all Transferred Contracts;

(h)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are (i) TPC Growth Stage Contracts with Eligible Contract Payments relating to Obligors that have a Debt-to-Equity Ratio greater than 100% and (ii) TPC Venture Stage Contracts with Eligible Contract Payments relating to Obligors that have a Debt-to-Equity Ratio greater than 75% but, in each case, less than 125%, over 15% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that satisfy clause (ii) hereof may not exceed 5% of the Aggregate Contracts Balance of all Transferred Contracts; provided, further, that all Contracts included in this clause (h) shall satisfy the following criteria: (1) such Contract shall consist of a first priority lien on the related Contract Collateral, (2) such Contract shall have a Debt-to Enterprise Value Ratio that does not exceed 50%, (3) such Contract shall have sufficient cash reserves on hand to maintain its current and projected operations for the thirty (30) month period immediately following the date such Contract was included in the Borrower Collateral (in the case of a TPC Growth Stage Contract) or thirty-six (36) month period immediately following the date such Contract was included in the Borrower Collateral (in the case of a TPC venture Stage Contract), and in no event shall have cash reserves on hand to maintain its current and projected operations for less than twelve (12) months (in the case of a TPC Growth Stage Contract) or eighteen (18) months (in the case of a TPC venture Stage Contract), (4) the related Obligor of such Contract shall have a positive EBITDA at the brand level (i.e. companies being rolled up) as determined by the Facility Agent in connection with its approval of the related Eligible Contract Payment, (5) the related Obligor of such Contract has executed or is pending a rollup acquisition as determined by the Facility Agent in connection with its approval of the related Eligible Contract Payment and (6) the reporting requirements of such Contract shall have been provided in accordance with Section 10.4(b)(i);

(i)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments relating to Obligors that do not have at least one (1) equity investor on TPVC’s “Select Venture Capital List” as provided to the Facility Agent and the Lenders as of the Effective Date over 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(j)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are in the defense industry (other than a Prohibited Defense Contract) over 7.5% of the Aggregate Contracts Balance of all Transferred Contracts;

(k)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Loans that are TPC Venture Stage Contracts with Eligible Contract Payments that are amortizing in installments such that 10% or more of the Initial Contract Balance will be due in a single installment at the end of such Loan’s original term to maturity over ~~10~~12.5% of the Aggregate Contracts Balance of all Transferred Contracts; provided that such Contracts whose original term to maturity is less than eighteen (18) months and for which the related Obligor has sufficient cash reserves on hand to maintain its current and projected operations for the immediately following six (6) month period (as determined by TPVC, in its reasonable business judgment) shall not be included in the calculation of this clause (k);

(l)  (i) the excess, if any of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments that are TPC Venture Stage Contracts (excluding any Contract Payments relating to a facility secured by inventory or receivables) that permit “interest only” Scheduled Contract Payments over thirty-six (36) months over 5% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts with Eligible Contract Payments that permit “interest only” Scheduled Contract Payments more than thirty-six (36) months from the date of origination thereof over ~~33~~25% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts that satisfy clause (1) of the definition thereof may be up to 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(m)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments relating to Obligors that have a Debt-to-Equity Ratio greater than 40%, collectively over ~~5~~10% of the Aggregate Contracts Balance of all Transferred Contracts (other than those which meet the requirements set forth in clause (h) above);

(n)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with respect to which the fully executed original of each related promissory note has not been delivered to the Custodian (to the extent permitted by Section 10.21) over 15% of the Aggregate Contracts Balance of all Transferred Contracts;

(o)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts and are Deferrable Contracts (and are not Excluded Deferrable Contracts) over 15% of the Aggregate Contracts Balance of all Transferred Contracts that are TPC Growth Stage Contracts;

(p)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are ~~Product 4~~Second Lien Contracts (if each such Contract (i) has an attaching Debt-to-Enterprise Value Ratio of greater than (a) 10% with respect to TPC Growth Stage Contracts or (b) 7.5% with respect to TPC Venture Stage Contracts or (ii) where the outstanding term loan (inclusive of any revolving facilities senior to TPC’s tranche) comprises greater than 25% in the aggregate of TPC’s tranche in such loan) with Eligible Contract Payments over ~~25~~20% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments that are ~~Product 4~~Second Lien Contracts (subject to the thresholds in this clause (p)) may be up to 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(q)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are ~~Product 5~~Revolving Contracts with Eligible Contract Payments over ~~(i) until the six month anniversary of the Effective Date, 30% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) thereafter, 25~~20% of the Aggregate Contracts Balance of all Transferred Contracts;

(r)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are ~~Product 6~~Lease Contracts with Eligible Contract Payments over ~~50~~25% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments that are ~~Product 6~~Lease Contracts may be up to ~~25~~10% of the Aggregate Contracts Balance of all Transferred Contracts;

(s)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are ~~Product 4~~Second Lien Contracts, ~~Product 5~~Revolving Contracts and ~~Product 6~~Lease Contracts with Eligible Contract Payments over ~~70~~40% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments that are ~~Product 4~~Second Lien Contracts may be up to ~~40~~25% of the Aggregate Contracts Balance of all Transferred Contracts; provided, further, that so long as each ~~Product 4~~Second Lien Contract (i) has an attaching Debt-to-Enterprise Value Ratio of less than 2.5% and (ii) where the outstanding term loan (inclusive of any revolving facilities senior to TPC’s tranche) comprises less than 25% in the aggregate of TPC’s tranche in such loan, such ~~Product 4~~Second Lien Contract will not be included in the calculation of the proceeding proviso within this clause (s);

(t)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are denominated in an Eligible Currency other than Dollars over 25% of the Aggregate Contracts Balance of all Transferred Contracts; and

(u)  the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Fixed Rate Contracts over 20% of the Aggregate Contracts Balance of all Transferred Contracts.

“Excluded Amounts” means any amounts relating to diligence, legal, facility, tax, filing, insurance, maintenance and ancillary products and services.

“Excluded Deferrable Contract” means a Deferrable Contract that (a) has a required cash pay interest component that is greater than or equal to 50% of the total interest rate of such Contract and (b) has a required cash pay interest component equal to or greater than 9.00%.

“Excluded Taxes” has the meaning set forth in Section 4.3(e).

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or TPVC, the Chief Executive Officer, President, the Chief Operating Officer or the Chief Financial Officer of such Person, and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Extending Lender Group” has the meaning set forth in Section 2.8(a). “Extension Request” has the meaning set forth in Section 2.8(a). “Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the Facility Termination Date, $~~250,000,000~~75,000,000 as such amount may be reduced pursuant to Section 2.4 or increased pursuant to Section 2.9 and (b) thereafter, the Advances outstanding.

“Facility Termination Date” means the earliest to occur of (i) the Scheduled Facility Termination Date, and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.

“Facility Termination Event” means any of the events described in Section 14.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means each letter agreement among a Lender, the Borrower and TPVC described in Section 8.6.

“Fees” means the Prepayment Fee and those certain other fees payable by the Borrower under the Transaction Documents in accordance with the provisions set forth in Section 8.6.

“Finance Lease” means a Lease whereby TPVC is deemed to have made a loan to the Obligor, which loan is secured by the Obligor’s ownership interest in the related Contract Collateral, and the lease or installment payments thereon represent repayment on such Loan.

“Finance Vehicles” means (i) any recourse financing facility approved by the Facility Agent in its sole discretion, and (ii) any refinancing or replacement facility of any of the foregoing from time to time approved by the Facility Agent in its sole discretion.

“Fitch” means Fitch, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Contract” means any Contract that bears a fixed rate of interest.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or Yield on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or Yield owing to such Lender, (d) reduce the rate at which Yield is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of Yield or fees accruing at a default rate imposed during ~~an~~a Facility Termination Event or a result of a waiver of ~~an~~a Facility Termination Event, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 18.2 or Section 18.11 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) amend, modify or waive the definitions of “Advance Rate,” “Borrowing Base,” “Excess Concentration Amount,” “Facility Termination Date,” “Facility Termination Event,” “Maturity Date”, “Maximum Availability” or “Minimum Equity Condition” or any definition used therein in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (i) alter the provisions providing for pro rata treatment of Advances, reductions in the Facility Amount or Commitments, allocation of Commitments in connection with an extension of the Scheduled Facility Termination Date, allocation of payments and Advances to non-Defaulting Lenders or allocation of payments as, respectively, set forth in Sections 2.6, 2.8, 4.1 and 8.5, (j) materially modify the form or details of the Monthly Report in a manner that reduces the reporting requirements or (k) agree to the direct or indirect subordination of any lien or claim securing the Obligations.

“Funded Equity” at any time of determination means, as to the Borrower, the greater of (i)(a) the sum of (x) the Aggregate Contracts Balance plus (y) (without duplication) the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Conversion Rate, of all cash then on deposit in the Collection Account less (b) the aggregate principal amount of all Advances then outstanding under this Agreement and (ii) $0.

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any date of determination.

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBSA” means the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act) (Trennbankengesetz), as amended.

“Growth Capital Loan” means a Loan duly executed and delivered by an Obligor to the Borrower in order to finance any business operations and general corporate activities, and, in each case, which is secured by a Lien on substantially all assets of such Obligor.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. §172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY or, if DBNY declines to enter into such Hedge Transaction, MUFG Bank, Ltd. and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent (which approval shall not be unreasonably withheld, delayed or conditioned), and (y) has a long-term unsecured debt rating of not less than “A” by Standard & Poor’s, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by Standard & Poor’s, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x)  consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, Standard & Poor’s or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Imputed Lease Rate” means, with respect to any Lease, the financing rate used by TPVC to determine periodic payments with respect to the related Contract Payment; which financing rates will be consistent with TPVC’s calculation of such financing rates for purposes of the preparation of its audited financial statements.

“Increased Costs” means collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V, of this Agreement.

“Increased Facility Amount” has the meaning set forth in Section 2.9.

“Indebtedness” means, with respect to any Person at any time, any (a) indebtedness or liabilities of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement or other Hedging Agreement.

“Indemnified Amounts” has the meaning set forth in Section 17.1.

“Indemnified Party” has the meaning set forth in Section 17.1.

“Indemnity Period” has the meaning set forth in Section 5.2.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Industry” means~~, as of any date of determination,~~ the industry of an Obligor as determined, in the reasonable discretion of the Collateral Manager, ~~by reference for all Obligors~~ as of ~~such~~the date of determination by reference to either the North American Industry Classification System code (successor to the four digit standard industry classification (SIC) code) or the industry segments set forth in Exhibit K.

“Ineligible Contract” has the meaning set forth in Section 7.14.

“Information” has the meaning set forth in Section 18.14(b).

“Initial Contract Balance” means, with respect to any Contract evidencing a Loan, the excess of (x) the aggregate amount advanced by TPVC or the Borrower under such Contract toward the purchase price of the Contract Collateral, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a commercial loan evidenced by a note and secured by Contract Collateral and related costs, less any Residual, over (y) payments received from the Obligor prior to the related Advance Date that have been allocated in accordance with the terms of such Contract to the reduction of the unpaid principal balance of such Contract and in accordance with GAAP.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 30 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Collections” means, with respect to the Borrower Collateral, (i) all payments and collections owing to the Borrower in its capacity as lender or lessor and attributable to interest on any Contract or other Borrower Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, unutilized/commitment fees (as applicable), all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Contract or other Borrower Collateral, (ii) any amendment fees received in respect of any Contract and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests. The portion of scheduled payments under Leases attributable to interest shall be calculated as follows: the amount of the scheduled payment received by the Borrower in its capacity as lessor, minus the portion of such payment attributable to Principal Collections.

“Interest Coverage Ratio” means, with respect to any Person and its consolidated Subsidiaries for any period of time, the ratio of (i) Net Investment Income for such period, to (ii) total interest expense (including commitment fees (if any)) hereunder and under any other Indebtedness purporting to grant a first priority Lien over any assets of such Person or any of its consolidated Subsidiaries, to the extent paid or required to be paid during such period, in each case determined for such Person and its consolidated Subsidiaries.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.

“Interest Spread Test” means a test that will be satisfied on any date of determination if the Weighted Interest Spread, calculated on a rolling three-month average, exceeds ~~2.00~~5.00%.

“Interest Spread Test Termination Event” means (i) as of any Distribution Date, the three-month rolling average of the Weighted Interest Spread is less than or equal to ~~2.00~~5.00% and (ii) as of the following Collateral Manager Report Date, the three-month rolling average of the Weighted Interest Spread does not exceed ~~2.00~~5.00%.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Joinder Agreement” means an agreement among the Borrower, a Committed Lender and the Facility Agent in the form of Exhibit L to this Agreement (appropriately completed) delivered in connection with a Person becoming a Committed Lender hereunder after the Effective Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Custodian and the Collateral Manager.

“Joint Lead Arranger” has the meaning set forth in the Preamble.

“Lease” means each Contract identified on the Schedule of Contracts attached to an Advance Request as a lease, including all related lease agreements and any related schedules, sub-schedules, supplements and amendments to a master lease pursuant to which TPVC (either directly or as the assignee of TPC) leases specified equipment or other property to an Obligor at a specified periodic rate; provided each such schedule to a master lease shall constitute a separate Lease.

“Lease Contract” means a TPC Growth Stage Contract or a TPC Venture Stage Contract that is an equipment loan, capital lease or true lease secured by a security interest, first in priority, in a specific item or items of equipment or related assets or a lease of a specific item or items of equipment or related assets.

“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.

“Lender Group” means each Lender from time to time party hereto.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means each Contract identified on the Schedule of Contracts attached to an Advance Request that is not a Lease.

“Loan Originations and Revisions” has the meaning set forth in Section 10.23(d).

“Lockbox Account” means the lockbox account to which the Obligors are directed to remit Contract Payments in accordance with this Agreement.

“Lockbox Agreement” means each agreement among a Lockbox Bank, the Borrower and the Facility Agent that governs one or more Lockbox Accounts.

“Lockbox Bank” means any institution acceptable to the Facility Agent at which a Lockbox Account is kept.

“Majority Lender” means Required Lenders; provided that, in addition to the foregoing, if there are (x) only two (2) Lenders at such time, both Lenders shall be required to constitute “Majority Lenders” and (y) more than two (2) Lenders at such time, at least two (2) unaffiliated Lenders shall be required to constitute “Majority Lenders”; provided that for purposes of this definition, Deutsche Bank AG, London Branch shall be considered unaffiliated with DBNY.

“Material Modification” means any amendment or waiver of, or modification or supplement to, an otherwise Eligible Contract Payment which:

(a)  cures a default thereunder or prevents a default thereunder from occurring; provided that no such amendment may reduce the APR thereon or reduces or forgives the outstanding Principal Balance thereof;

(b)  (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Contract Payment (other than any deferral or capitalization already allowed by the terms of any Deferrable Contract as of the Effective Date) or (iii) reduces the spread or coupon payable on such Contract Payment unless (x) the Collateral Manager certifies that such reduction results from an increase in the credit quality of the related Obligor and (y) such reduction (when taken together with all other reductions with respect to such Contract Payment) is by less than 10% of the spread or coupon payable as of the Effective Date;

(c)  contractually or structurally subordinates such Contract Payment by operation of (i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor or (iv) the granting of Liens (other than by the granting of Permitted Liens) on any of the collateral securing such Contract Payment, each that requires the consent of the Borrower or any lenders thereunder;

(d)  either (i) extends the maturity date of more than 10% of the Aggregate Outstanding Principal Balance of Transferred Contracts arising under revolving loan facilities beyond the Facility Termination Date then in existence; provided that an Eligible Contract Payment which has been rewritten, restructured, extended or otherwise amended as described above wherein the maturity date has been extended by no more than nine months, no more than nine months of principal deferral have been granted and no principal has been forgiven or converted will not be considered a “Material Modification” (and such extension shall be limited to one time per Eligible Contract Payment); provided, further, that any extension of the maturity date of a Transferred Contract following the Facility Termination Date shall require the prior written consent of the Facility Agent (such consent not to be unreasonably withheld, delayed or conditioned) or (ii) extends the amortization schedule with respect thereto, other than as set forth in clause (e) and subject to the requirement in clause (bb) of the definition of “Eligible Contract Payment”;

(e)  substitutes, alters or releases (other than by the granting of Permitted Liens) the Related Security securing such Contract Payment and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Contract Payment;

(f)  results in any less financial information in respect of quarterly or annual reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of the Collateral Manager or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder;

(g)  (i) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or such similar term) in a manner that is materially adverse to any Lender, or (ii) otherwise waives or forbears a default or an event of default or a covenant breach under the underlying instruments governing such Contract;

(h)  results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Contract Payment was originally denominated or a change to Dollars;

(i)  results in a change to or grants relief from the Borrowing Base or any related definition used therein; or

(j) results in a change to the calculation of revenue for the related Obligor.

“Maturity Date” means the earlier of (i) the date that is eighteen (18) months after the Facility Termination Date and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the product of the Aggregate Unfunded Amount and the Advance Rate as of such date of determination.

“Measurement Date” means each of the following, as applicable: (i) each Distribution Date; (ii) each Advance Date; (iii) the date of any repayment or prepayment pursuant to Section 2.4; (iv) each of the date that the Collateral Manager (x) has actual knowledge of the occurrence of any Revaluation Event with respect to any Contract and (y) has given notice thereof to the Facility Agent; (v) the date of any optional sale, repurchase or substitution pursuant to Section 7.14, Section 7.15 or Section 7.16, as applicable; ~~and~~ (vi) the date on which the Borrower is notified of any change in the Discount Factor of any Contract; and (vii) the Scheduled Facility Termination Date.

“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Funded Equity is not less than the greater of (x) the sum of the Aggregate Outstanding Principal Balance of the five Obligors with Contracts constituting the highest Aggregate Outstanding Principal Balance and (y) $25,000,000; provided that, for purposes of calculating the above, the Aggregate Outstanding Principal Balance with respect to any Obligor shall be the Aggregate Outstanding Principal Balance with respect to which such Person is an Obligor.

“Minimum Utilization Percentage” has the meaning set forth in the Fee Letter. “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Net Income” means, for any Person for any period of time, the aggregate amount of net income for such Person, after taxes, for such period, as determined in accordance with GAAP.

“Net Investment Income” means, for any Person for any period of time, the aggregate amount of net income derived from any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, after taxes, for such period, as determined in accordance with GAAP.

“Non-Exempt Person” has the meaning set forth in Section 4.3(e).

“Non-Excluded Taxes” has the meaning set forth in Section 4.3(a).

“Non-Extending Lender Group” has the meaning set forth in Section 2.8(a). Scheduled Facility Termination Date, no Permitted Stock Dividend shall be allowed without the consent of the Facility Agent in its sole discretion.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Pledge Agreement” means the Pledge Agreement, dated as of the Effective Date, from the Equityholder, as pledger in favor of the Facility Agent, as secured party.

“Portfolio Investment” means that portion of any Warrant Asset held by the Borrower and any equity interests in a Person held by the Borrower as a result of exchanging or exercising such Warrant Asset.

“Predecessor Collateral Manager Work Product” has the meaning set forth in Section 11.1(g).

“Prepayment Fee” ~~means a fee payable on the day of any voluntary prepayment of Advances pursuant to Section 2.4 equal to the sum of the product of (i) the amount of such voluntary prepayment and (ii) 1.00%~~has the meaning set forth in the Fee Letters.

“Principal Balance” means, as of any date, an amount equal to the product of (x) the Discount Factor of such Contract at such time multiplied by (y)(a) with respect to any Contract evidencing a Loan, if such Contract is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars (as determined by the Collateral Manager using the Applicable Exchange Rate) of the Initial Contract Balance thereof minus the sum of (i) the principal portion of all Scheduled Contract Payments received on or after the related Advance Date and on or prior to such date, (ii) the principal portion of all prepayments received and (iii) the principal portion of proceeds from any insurance policies covering the related Contract Collateral, liquidation proceeds and proceeds from any guaranties received and allocated to principal by the Collateral Manager; allocating all such payments in accordance with the terms of such Contract to the reduction of the unpaid principal balance of such Contract and in accordance with GAAP and (b) with respect to any Contract evidencing a Lease, the Borrower’s GAAP book value of such Lease.

“Principal Collections” means any and all amounts of collections received with respect to the Borrower Collateral other than Interest Collections and, prior to the occurrence of the Facility Termination Date, Retained Warrant Proceeds, including (but not limited to) (i) all Collections attributable to principal on such Borrower Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all Repurchase Amounts, in each case other than Retained Interests and (iv) all payments received by the Borrower pursuant to the Hedging Agreements entered into pursuant to Section 10.6. The portion of any scheduled payment under Leases attributable to principal shall be equal to the depreciation expense allocated by the Borrower to such scheduled payment in accordance with GAAP.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

~~“Product 4 Contract” means a TPC Growth Stage Contract or a TPC Venture Stage~~ Contract secured by a security interest in substantially all assets of the related Obligor, other than a security interest, first in priority, in substantially all assets of the related Obligor, which serve as collateral to an existing and outstanding term loan (with or without an accompanying ~~revolving facility) to another financing provider.~~

~~“Product 5 Contract” means a TPC Growth Stage Contract or a TPC Venture Stage~~ Contract that is a revolving loan secured by a security interest, first in priority, in all or substantially all assets of the related Obligor or a security interest, first in priority, first in ~~priority in those assets subject to a borrowing base formula for the revolving loan.~~

~~“Product 6 Contract” means a TPC Growth Stage Contract or a TPC Venture Stage~~ Contract that is an equipment loan, capital lease or true lease secured by a security interest, first in priority, in a specific item or items of equipment or related assets or a lease of a specific item ~~or items of equipment or related assets.~~

“Prohibited Defense Contract” means a Contract in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.

“Prohibited Industry” means with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Contract; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; or (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section ~~18.20~~18.21.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by or on behalf of the Borrower with respect to Contract Payments and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower, TPVC or the Collateral Manager with respect to such Contract Payments or Obligors.

“Registration Statement” means the registration statement on Form 10, filed by the Equityholder with the Securities and Exchange Commission, as the same may be modified or amended from time to time.

“Regulatory Authority” has the meaning set forth in Section 18.14(c).

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Security” means, with respect to each Transferred Contract:

(a)  all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of an Obligor arising under such Transferred Contract (including any security deposits made or required to be made by such Obligor to secure such indebtedness);

(b)  all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c)  all Collections with respect to such Transferred Contract and any of the foregoing;

(d)  the Contract Collateral, including any Residual, any other property securing an Obligor’s obligations under any Contract and any guarantees or similar credit enhancement for an Obligor’s obligations under any Contract (including all rights of TPVC in any security deposits and maintenance reserves), all UCC financing statements or other filings relating thereto, including all rights and remedies against any Vendor of the Contract Collateral related to the Contracts, and any agreement pursuant to which an Obligor subleases the related Contract Collateral, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e)  all Records with respect to such Transferred Contract and any of the foregoing; and

(f)  all recoveries from and proceeds of the foregoing.

“Relevant Law” has the meaning set forth Section 15.11(o).

“Responsible Officer” means, with respect to (a) TPVC, the Collateral Manager or the Borrower, its Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, or any other officer or employee of TPVC, the Collateral Manager or the Borrower directly responsible for the administration or collection of the Transferred Contracts, (b) the Custodian, any officer in the Corporate Trust Office or the document custody division of the Custodian with direct responsibility for the administration of the Contract Files, or to whom any Contract File custodial matter is referred because of his or her knowledge of or familiarity with a particular subject, (c) the Facility Agent, the president, any vice president or assistant vice president of the Facility Agent, or any other officer or employee having similar functions or (d) any other Person, the President, any Vice-President or Assistant Vice-President or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.23(b).

“Retained Economic Interest” has the meaning set forth in Section 10.23(a).

“Retained Interest” means, with respect to each Transferred Contract, the following rights and obligations in such Transferred Contract and under the related documents, which are being retained by TPVC or the Equityholder (in the case of the rights and obligations described in clauses (a) and (b)(iii~~)~~) or which are held by parties other than the Borrower): (a) with respect to any Transferred Contract with an unfunded commitment on the part of the lender that does not provide by its terms that funding thereunder is in the lender’s sole and absolute discretion, all of the obligations, if any, to provide additional funding with respect to such Transferred Contract and (b) with respect to any Transferred Contract arising under an Agented Contract, (i) all of the rights and obligations, if any, of the agent under the documentation evidencing such Transferred Contract, (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Transferred Contract that relate to such portion(s) of the indebtedness that is owned by another lender and/or lessor, (iii) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) of this definition, (iv) any agency or any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (b) of this definition and (v) any origination or underwriting fee paid to TPVC or the Equityholder in connection with the origination or acquisition of such Transferred Contract.

“Retained Warrant Proceeds” means the net proceeds (including, without limitation, net of any taxes paid or payable as a result of any sale or exercise of the related Warrant Asset) realized and received by the Borrower (or its agent) from the sale or exercise of any Warrant Asset or other Portfolio Investment and deposited into the Warrant Reserve Account as required by Section 8.8.

“Revaluation Event” means each occurrence of any of the following with respect to any Contract during the time such Contract is Borrower Collateral:

(a)  any Contract for which the related Obligor has not closed its most recent round of equity financing or bridge financing within the prior rolling twelve (12) month period, unless (i) such Obligor has maintained a positive Net Income over the three preceding fiscal quarters or (ii) such Obligor has sufficient cash reserves on hand to maintain its current and projected operations for the immediately following four (4) month period or, if the related Obligor closed its most recent round of equity financing or bridge financing more than twenty-four (24) months ago (measured on a rolling basis), such Obligor has sufficient cash reserves on hand to maintain its current and projected operations for the immediately following eight (8) month period (in each case, ~~as~~cash burn rate shall be determined by ~~TPVC, in its reasonable business judgment~~the greater of the respective average historical cash burn rate and average projected cash burn rate); provided that any Contract for which the related Obligor has provided a fully executed a term sheet (and the Borrower shall promptly notify the Facility Agent that such fully executed term sheet has been ~~executed~~received and shall, upon the request of the Facility Agent, promptly deliver such fully executed term sheet to the Facility Agent) to raise equity financing or investor bridge financing (i) is for sufficient cash to maintain the Obligor’s current and projected operations for the immediately following twelve (12) month period (cash burn rate shall be determined by the greater of the respective average historical cash burn rate and average projected cash burn rate) and (ii) is expected to close no later than three (3) months from the date of such execution shall not be deemed to be subject to a Revaluation Event under this clause (a) (but if such equity financing or investor bridge financing does not close within such three (3) month period, a Revaluation Event shall have been deemed to have occurred at the end of such three (3) month period);

(b)  the related Obligor does not have sufficient cash reserves on hand (including the undrawn committed capital of such Obligor) to maintain its current and projected operations for the immediately following four (4) month period (~~as~~cash burn rate shall be determined by ~~TPVC, in its reasonable business judgment~~the greater of the average 4-month historical cash burn rate and average projected 4-month cash burn rate);

(c)  any Contract has been designated as ‘Orange (4)’ by TPVC on its Credit~~-~~ Watch List;

(d)  (i) with respect to a TPC Growth Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that exceeds 75% and (ii) with respect to a TPC Venture Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that exceeds 50%;

~~(e)  with respect to Contracts included under clause (h) of the definition of “Excess Concentration Amount” that meets all of the requirements listed thereof for inclusion as an Eligible Contract Payment, such Obligor fails to either (i) have sufficient cash reserves on hand to maintain its current and projected operations for the immediately following thirty (30) month period (in the case of a TPC Growth Stage Contract) or thirty-six (36) month period (in the case of a TPC Venture Stage Contract) or (ii) maintain a positive EBITDA;~~

(e)  ~~(f)~~ the related Obligor has closed its most recent round of equity financing for ~~an amount that is~~a pre-money valuation less than the post-money valuation of the immediately prior round of equity financing;

(f)  ~~(g)~~ the related Obligor under any Contract has a Debt-to-Cash Ratio that equals or exceeds 2.00 to 1.00;

(g)  ~~(h)~~ any Contract Payment at any time has ~~Rewritten Contract Payments~~a Material Modification without the consent of the Facility Agent in its sole discretion;

(h)  a default occurs with respect to any Contract secured by a first priority security interest in all or substantially all assets of the related Obligor that is senior to or pari passu with the Contracts included in the Collateral;

(i)  the related Obligor fails to deliver to the Borrower or the Collateral Manager any financial reporting information (i) as required by the information, documents, records or reports respecting the Transferred Contracts or the Related Security (~~without~~after giving effect to any applicable grace period thereunder, up to a 30-day period for quarterly financial reporting information and a 45-day period for annual financial reporting information) and (ii) no less frequently than quarterly; ~~and~~

(j)  the related Obligor undergoes a merger, acquisition or other restructuring that results in a change of control in such Obligor;

(k)  the Borrower sells or otherwise disposes of a portion of such Contract at a price (as a percentage of par) less than the currently assigned Discount Factor; or

(l)  with respect to Contracts included under clause (h) of the definition of “Excess Concentration Amount” that meets all of the requirements listed thereof for inclusion as an Eligible Contract Payment, such Obligor fails to either (i) have sufficient cash reserves on hand to maintain its current and projected operations for the immediately following thirty (30) month period (in the case of a TPC Growth Stage Contract) or thirty-six (36) month period (in the case of a TPC Venture Stage Contract) or (ii) maintain a positive EBITDA;

provided that the Facility Agent may include custom revaluation events other than those included in the definition of “Revaluation Event” as a condition of its approval of any Contract, as noted in the related Asset Approval Notice (and, for any Contract included in the Borrower Collateral as of the Effective Date that has yet to be approved by the Facility Agent as of such date by delivery of the related Asset Approval Notice, the Facility Agent in its sole discretion may include additional custom revaluation events until such Contract has been reviewed by the Facility Agent to its satisfaction); provided, further, that the Borrower may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such custom revaluation event no longer exists, in a manner and to the extent satisfactory to Facility Agent in its sole discretion.

“~~Rewritten Contract Payment” means any amendment or waiver of, or modification or supplement to, an otherwise Eligible Contract Payment which:~~

~~(a)  cures a default thereunder or prevent a default thereunder from occurring; provided that no such amendment may reduce the APR thereon or reduces or forgives the outstanding Principal Balance thereof;~~

~~(b)  (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Contract Payment (other than any deferral or capitalization already allowed by the terms of any Deferrable Contract as of the Effective Date) or (iii) reduces the spread or coupon payable on such Contract Payment unless (x) the Collateral Manager certifies that such reduction results from an increase in the credit quality of the related Obligor and (y) such reduction (when taken together with all other reductions with respect to such Contract Payment) is by less than 10% of the spread or coupon payable as of the Effective Date;~~

~~(c) contractually or structurally subordinates such Contract Payment by operation of( i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor or (iv) the granting of Liens (other than by the granting of Permitted Liens) on any of the collateral securing such Contract Payment, each that requires the consent of the Borrower or any lenders thereunder;~~

~~(d)  either (i) extends the maturity date of more than 10% of the Aggregate Outstanding Principal Balance of Transferred Contracts arising under revolving loan facilities beyond the Facility Termination Date then in existence; provided that an Eligible Contract Payment which has been rewritten, restructured, extended or otherwise amended as described above wherein the maturity date has been extended by no more than nine months, no more than nine months of principal deferral have been granted and no principal has been forgiven or converted will not be considered a “Rewritten Contract Payment”; provided, further, that any extension of the maturity date of a Transferred Contract following the Facility Termination Date shall require the prior written consent of the Facility Agent (such consent not to be unreasonably withheld, delayed or conditioned) or (ii) extends the amortization schedule with respect thereto;~~

~~(e)  substitutes, alters or releases (other than by the granting of Permitted Liens) the Related Security securing such Contract Payment and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Contract Payment;~~

~~(f)  results in any less financial information in respect of quarterly or annual reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of the Collateral Manager or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder;~~

~~(g)  amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” (or such similar term) in a manner that is materially adverse to any Lender;~~

~~(h)  results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Contract Payment was originally denominated or a change to Dollars;~~

~~(i)  results in a change to or grants relief from the Borrowing Base or any related definition used therein; or~~

~~(j)  results in a change to the calculation of revenue for the related Obligor~~Revolving Contract” means a TPC Growth Stage Contract or a TPC Venture Stage Contract that is a revolving loan secured by a security interest, first in priority, in all or substantially all assets of the related Obligor or a security interest, first in priority, in those assets subject to a borrowing base formula for the revolving loan.

“Sale Agreement” means the Receivables Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser, as amended, supplemented or restated from time to time.

“Sanction Target” has the meaning set forth in Section 9.25.

“Sanctioned Countries” has the meaning set forth in Section 9.25.

“Sanctions” has the meaning set forth in Section 9.25.

“SBCA Act” means Title VIII of the Consolidated Appropriations Act of 2018, known as the Small Business Credit Availability Act, as amended.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material assets of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of TPVC licensed as a small business investment company under the Small Business Investment Company Act of 1958, as amended.

“Schedule of Contracts” means the list or lists of Contracts attached to each Asset Approval Request and each Advance Request. Each such schedule shall identify the Contracts which are being transferred to the Borrower, shall set forth such information with respect to each such Contract as the Borrower or the Facility Agent may reasonably require, including all Obligor Information for such Contract, and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Advance Requests.

“Scheduled Contract Payment” means each periodic installment payable by an Obligor under a Contract for rent, principal, interest and/or unutilized/commitment fees (as applicable), excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services, late fees, penalties, default interest and other specific charges.

“Scheduled Facility Termination Date” means the earliest of (i) July 15, ~~2025~~2027 (unless a later date has been agreed to in writing by the Facility Agent and each Lender as requested by the Borrower in accordance with Section 2.8), (ii) the date on which the Interest Spread Test Termination Event occurs, (iii) an “Advanced Liquidity Event” occurs with respect to a listing of shares on a national securities exchange in connection with an initial public offering, unless TPC continues as the investment manager of the Equityholder after the effective date of any such initial public offering and (iv) a default under the constituent documents of the Equityholder.

“Second Omnibus Amendment Effective Date” means June 7, 2022.

“Second Lien Contract” means a TPC Growth Stage Contract or a TPC Venture Stage Contract secured by a security interest in substantially all assets of the related Obligor, other than a security interest, first in priority, in substantially all assets of the related Obligor, which serve as collateral to an existing and outstanding revolving facility or term loan (with or without an accompanying revolving facility) to another financing provider.

“Section 4.3 Certificate” has the meaning set forth in Section 4.3(e)(ii).

“Secured Parties” means, collectively, each Lender, the Facility Agent, the Backup Collateral Manager, the Custodian, the Paying Agent, the Collection Account Bank, each other Affected Person and Indemnified Party and Hedge Counterparty and their respective successors and assigns.

“Security Deposit Collection Account” means the account designated as the Security Deposit Collection Account in, and which is established and maintained pursuant to, Section 8.1(a).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or successor administrator of the secured overnight financing rate).

“SR Lender” means each Lender that is subject to the EU Securitization Rules.

“Standard & Poor’s” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Structured Lender” means any Person whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized statistical rating organization which is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 18.11(a) of this Agreement in order to maintain such rating.

“Structured Lender Liquidity Arrangement” means each liquidity, credit enhancement or “back-stop” purchase or loan facility for a Lender which is a Structured Lender relating to this Agreement.

“Subject Laws” means the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substitute Equipment” has the meaning set forth in the definition of “Technology Exchange Option” set forth in this Section 1.1.

“Support Facility” means any liquidity or credit support agreement with a Structured Lender which relates to this Agreement (including any agreement to purchase an assignment of or participation in the Notes).

“Support Party” means any bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a Structured Lender (including by agreement to purchase an assignment of or participation in the Notes) under a Support Facility.

“Supported QFC” has the meaning set forth in Section ~~18.20~~18.21.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Taxes” has the meaning set forth in Section 4.3(a).

“Technology Exchange Option” means, with respect to any Contract, the Obligor’s option on or after the expiration of the 12th month after the effectiveness of the applicable summary schedule, to replace any of the existing technological equipment (other than any software or any soft costs financed, including, tenant improvements and custom equipment) subject to such Contract (the “Replaced Equipment”) and such schedule with new technological equipment (the “Substitute Equipment”), subject to the commercially reasonable discretion of the Facility Agent.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Accrual Period, as such rate is published by the Term SOFR Administrator; provided that if Term SOFR is less than 0.50%, Term SOFR shall be deemed to be 0.50% for purposes of this Agreement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “TPC” means TriplePoint Capital LLC, a Delaware limited liability company.

“TPC Growth Stage Contract” means any Contract made to a company that (1) for a Contract which permits “interest only” Scheduled Contract Payments for more than 48 months but less than or equal to 60 months, (w) generated greater than $25,000,000 annualized gross revenue as of the most recent calendar quarter, (x) has a valuation equal to at least $125,000,000, (y)  has a Debt-to-Equity Ratio that does not exceed 35% and (z) has sufficient venture capital backing (as determined by the Collateral Manager) and (2) otherwise, (x) generated greater than $15,000,000 annualized gross revenue as of the most recent calendar quarter and (y) has sufficient venture capital backing (as determined by the Collateral Manager).

“TPC Venture Stage Contract” means any Contract made to a company that is typically (a)  developing one or more products and has received initial venture funding, (b) selling one or more products or providing one or more services to an initial customer base or an established customer base but does not yet qualify as a TPC Growth Stage Contract, in each case as determined by the Collateral Manager.

“TPVC” has the meaning set forth in the Preamble.

“Transaction Documents” means this Agreement, the Notes, the Pledge Agreement, the Lockbox Agreement, the Account Agreement, the Sale Agreement, each Fee Letter, each Hedging Agreement, the Administrative Agreement, any Joinder Agreement, the Backup Collateral Manager Fee Letter, the Custodian Fee Letter, the Paying Agent Fee Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Transferred Contracts delivered in connection with this Agreement.

“Transferred Contract” means each Contract which appears on an Advance Request submitted to the Facility Agent and Paying Agent by the Borrower and that is purchased pursuant to the Sale Agreement. Any Contract that is released from the Lien granted to the Facility Agent for the benefit of the Secured Parties pursuant hereto, including any Contract that is purchased by the Equityholder pursuant to Section 6.1 of the Sale Agreement following the Paying Agent’s receipt of the Repurchase Amount for such Contract, shall not be a “Transferred Contract” after such Contract is so released.

“Transition Costs” means all costs and expenses (up to an aggregate amount of $100,000) incurred by any successor Collateral Manager in connection with the transition of the duties and obligations of the Collateral Manager to such successor Collateral Manager including, for the avoidance of doubt, as described in Section 7.1(b).

“TriplePoint Agented Contract” means an Agented Contract where each lender thereon is TPC, TPVC or any of their Affiliates.

“True Lease” means a Lease which is not a Finance Lease.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK AIFM Regulations” means the UK Alternative Investment Fund Managers Regulations 2013.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Unmatured Facility Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.

“Unmatured Collateral Manager Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Default.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Government Securities Business Day” means any day except for a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section ~~18.20~~18.21. written notice to the Facility Agent of its intent to purchase any Contract from the Equityholder prior to any proposed purchase date, along with such description and supporting information regarding the Contract as requested by the Facility Agent. The Borrower shall not acquire any Contract unless the Facility Agent has granted its prior approval hereunder. The Facility Agent shall grant or deny its approval within a reasonable period of time (not to exceed ten (10) Business Days) following receipt of an Asset Approval Request (along with any relevant credit materials, including underwriting memos, financial statements and other information reasonably requested by the Facility Agent); provided that if the Facility Agent fails to respond within such ten (10) Business Day period, such request will be deemed to be denied. Once a Contract has been approved hereunder, all Contract Payments related thereto shall be deemed to satisfy clause (iii) of the definition of Eligible Contract Payment for all purposes hereunder.

Section 2.2 Funding of Advances. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent and the Paying Agent of the proposed Advance at or prior to 2:00 p.m., New York City time, at least ~~(i) in the case of Advances of more than 20% of the then-current Facility Amount, sixty-one (61) days or (ii) in the case of Advances of up to 20% of the then-current Facility Amount,~~ two (2) Business Days prior to the proposed Advance Date; provided that the foregoing shall not apply to the initial Advance on the Effective Date; and provided further, that there shall be a maximum of two Advances requested per week. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include the proposed Advance Date ~~(specifically identifying whether such Advance will be on two (2) Business Days’ notice or sixty-one (61) days’ notice and, if on two (2) Business Days’ notice, a calculation showing that after giving effect to such Advance not more than 20% of the Advances outstanding shall be Advances requested by the Borrower on less than sixty-one (61) days’ notice)~~ and amount of such proposed Advance and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Contracts to be acquired by the Borrower on the Advance Date. The amount of any Advance shall at least be equal to $250,000. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. Neither the Facility Agent nor the Paying Agent shall have any obligation to lend funds hereunder. Subject to the satisfaction of the conditions precedent set forth in Section 6.2, and the Paying Agent’s receipt of such funds in sufficient time and no later than 2:00 p.m., New York City time, on such Advance Date, the Paying Agent shall make the proceeds of such requested Advances available as follows: first, to pay any fees and expenses due to the Lenders on the applicable Advance Date; and second, all amounts of the Advances in excess of the amounts distributed pursuant to first above shall be made available to the Borrower by deposit to such account as may be designated by the Borrower (in a written notice received ~~to~~by the Paying Agent at least one Business Day prior to such Advance Date) in same day funds no later than 3:00 p.m., New York City time, on such Advance Date~~. The Borrower expressly acknowledges and agrees that any election by any Lender on one or more occasions to fund any Advance on any day prior to the full passage of such sixty-one (61) day notice period set forth herein shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for sixty-one (61) days’ notice prior to any Lender funding any Advance hereunder~~.

(b)  Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, all Advances shall be made by the applicable Committed Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, it shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance to the Paying Agent. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect (minus the unrecovered principal amount of such Committed Lender’s investments in the Advances pursuant to the Structured Lender Liquidity Arrangement to which it is a party). The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to the Borrower shall not relieve any other Committed Lender of its obligation hereunder.

Section 2.3 Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to each Lender in a face amount equal to the applicable Lender’s Commitment as of the Effective Date or the effective date on which such Lender becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Advance upon any acceleration pursuant to Section 14.2 and on the Maturity Date. Prior thereto, the Borrower:

(a)  may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Advance; provided, however, that

(i)  all such voluntary prepayments shall require at least one Business Day’s prior written notice to the Facility Agent and Paying Agent; and

(ii)  all such voluntary prepayments paid from proceeds of additional Indebtedness incurred by the Collateral Manager, the Borrower or any of their respective Affiliates after the date hereof shall include full payment of the applicable Prepayment Fee; provided that no Prepayment Fee shall be payable in connection with (i~~) a securitization or other capital markets take-out of assets owned by the Borrower, which transaction is led by the Facility Agent (or an Affiliate thereof) (ii~~) the application of any Collections or Repurchase Amounts to reduce Advances ~~or~~, (~~iii~~ii) the application of any funds contributed to the Borrower (regardless of the source) and utilized to cure a Facility Termination Event or an Unmatured Facility Termination Event or (iii) any reduction in whole or in part is as a result of a refinancing of the Contracts to a securitization transaction;

(iii)  all such voluntary partial prepayments shall be in a minimum amount of $250,000; and

(iv)  each prepayment shall be applied on the Business Day received by the Paying Agent if received by 2:00 p.m., New York City time, on such day by the Paying Agent as Amount Available pursuant to Section 8.5 as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates; provided that the Collateral Manager shall direct the Paying Agent, with notice to the Facility Agent, as to the pro rata distribution to each Lender; and

(b)  shall, within three (3) Business Days of the date when the outstanding principal amount of Advances exceeds the Borrowing Base, make a prepayment of the Advances in an amount equal to such excess (or, if TPVC provides written evidence satisfactory to the Facility Agent within two (2) Business Days of receipt of notice that they intend to make capital calls in an aggregate amount sufficient to cure such failure, within five (5) Business Days).

Each such prepayment shall be subject to the payment of any amounts required by Section 5.2 resulting from a prepayment or payment.

Section 2.5 Calculation of Discount Factor.

(a)  In connection with the purchase of each Contract and prior to such Contract being purchased by the Borrower and included in the Borrower Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Contract, which Discount Factor shall remain effective for such Contract except as provided in clause (b) below; provided that for any Contract included in the Borrower Collateral as of the Effective Date that has yet to be approved by the Facility Agent as of such date by delivery of the related Asset Approval Notice, the Facility Agent in its sole discretion may amend the Discount Factor until such Asset Approval Notice is provided.

(b)  If a Revaluation Event occurs with respect to any Contract, the Discount Factor of such Contract may be amended by the Facility Agent, in its sole discretion. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower and the Collateral Manager. To the extent the Collateral Manager has actual knowledge or has received notice of any Revaluation Event with respect to any Contract, the Collateral Manager shall give prompt notice thereof to the Facility Agent (but, in any event, not later than two (2) Business Days after it receives notice or gains actual knowledge thereof).

Section 2.6 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.7 Replacement of Lenders. If any Lender is being replaced pursuant to Section ~~18.15~~18.16, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to (1) within three (3) Business Days of Borrower’s request, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XVI), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be an existing Lender, if such existing Lender accepts such assignment, and if the Lender being replaced shall refuse or fail to execute and deliver any such documentation required for assignment prior to the effective date of such replacement, the Facility Agent may, but shall not be required to, execute and deliver such assignment in the name and on behalf of the Lender being replaced and, irrespective of whether the Facility Agent executes and delivers such assignment documentation, the Lender being replaced shall be deemed to have executed and delivered such assignment documentation) or (2) terminate all of its interests, rights and obligations under this Agreement and the Transaction Documents and reduce the aggregate Commitments outstanding; provided that:

(a) (A) if such Lender’s Commitments have been assigned pursuant to clause(1) above, such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (B) if such Lender’s Commitments have been terminated pursuant to clause (2) above, such Lender shall have received payment of all such amounts payable to it hereunder from the Borrower; provided that any non-pro rata payments to a Lender hereunder must be consented to by the Facility Agent; and

(b)  such assignment, delegation or termination does not conflict with Applicable Law.

Section 2.8 Extension of Scheduled Facility Termination Date.

(a)  The Borrower may, at any time prior to the date that is thirty (30) days prior to the last day of the Scheduled Facility Termination Date, request an extension of the Scheduled Facility Termination Date by providing written notice of such request to each Lender and to the Facility Agent (an “Extension Request”). Any Lender agreeing to extend the Scheduled Facility Termination Date with respect to its Commitment (each, an “Extending Lender”) shall provide written notice of its agreement to extend the Scheduled Facility Termination Date to the Facility Agent and the Borrower. No Lender Group shall have any obligation to agree to extend the Scheduled Facility Termination Date with respect to its Commitment; and in the event any Lender shall not provide written notice of its agreement to extend the Scheduled Facility Termination Date within thirty (30) days following its receipt of the Extension Request, such Lender Group shall be deemed to have rejected such Extension Request (each, a “Non-Extending Lender Group”). The Borrower may withdraw any Extension Request in its sole discretion prior to the effectiveness of such extension, including without limitation in connection with any rejection or deemed rejection by any Lender of any Extension Request.

(b)  In the event there shall be one or more Non-Extending Lender Groups, the Borrower may, in accordance with Section 2.7, (i) by notice to the Facility Agent for each Extending Lender, invite each Extending Lender Group to increase their Commitment by purchasing a pro rata amount of the Non-Extending Lender Group’s Commitment, (ii) invite one or more financial institutions to purchase the Commitments of the Non-Extending Lender Group(s) and become a “Lender” under this Agreement or (iii) have the Non-Extending Lender Group’s Commitment terminated.

(c)  The Scheduled Facility Termination Date with respect to Commitments of the Extending Lender Group and each New Lender, as applicable, will be extended pursuant to an amendment to this Agreement among the Borrower, the Facility Agent and each member of the Extending Lender Group and each New Lender, if any, without the consent of any other Person, and the Required Lenders hereby expressly authorize the execution and delivery of any such amendment.

Section 2.9 Increase of Facility Amount. The Borrower may, at any time after the Effective Date, deliver a written notice to the Facility Agent, each Lender and the Custodian (x) certifying that no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing and (y) requesting an increase of the Facility Amount to an amount not to exceed $~~400,000,000~~125,000,000 (the amount so requested being the “Increased Facility Amount”). The Facility Amount shall be so increased to the Increased Facility Amount on the later of (x) the second Business Day immediately following the receipt of such written notice by the Facility Agent, the Custodian and each Lender and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Facility Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Any amendment may, with the consent of the Facility Agent, Borrower and the Lenders or prospective lenders agreeing to the proposed increase(s), effect such amendments to this Agreement and the other Transaction Documents as may be necessary to effectuate the provisions of this Section 2.9 without the consent of any Lender not agreeing to increase its Commitment. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

(j) Other. The Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as ~~they~~it may request, which request is reasonable as to content and timing.

ARTICLE VII

ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS

Section 7.1 Retention and Termination of the Collateral Manager. (a) The management, administering and collection of the Transferred Contracts shall be conducted by the Person designated as Collateral Manager from time to time in accordance with this Section 7.1(a). Subject to early termination due to the occurrence of a Collateral Manager Default or as otherwise provided below in this Section 7.1, TPVC is hereby designated, and hereby agrees to serve, as Collateral Manager until the termination of this Agreement. Any designation of a successor Collateral Manager under this Agreement shall become effective upon such successor Collateral Manager’s agreement to perform the duties and obligations of the Collateral Manager pursuant to the terms hereof and TPVC shall continue to perform the obligations of the Collateral Manager hereunder until such successor Collateral Manager shall have assumed the responsibilities and obligations of the Collateral Manager. The Collateral Manager may, with the prior consent of the Facility Agent, subcontract with any other Person for the mangement, administering or collecting the Transferred Contracts; provided that the Collateral Manager shall remain liable for the performance of the duties and obligations of the Collateral Manager pursuant to the terms hereof.

(b) At least 30 days prior to the delivery of a notice of termination of the Collateral Manager, the Facility Agent shall notify the Backup Collateral Manager in writing to perform a data mapping (at the cost of the Borrower, to which the Capped Fees/Expenses – Backup Collateral Manager shall not apply) with respect to the management systems utilized by the Collateral Manager. Upon the termination or resignation of the Collateral Manager, the Backup Collateral Manager shall, upon the receipt of notice of such resignation or termination, within 30 days commence collateral management activities in place of TPVC and shall, subject to the provisions of Section 11.1, for the purposes of this Agreement, become Collateral Manager. Until such time as the Facility Agent notifies TPVC that the Backup Collateral Manager has commenced collateral management activities in the place of TPVC, TPVC shall continue to perform the obligations of the Collateral Manager hereunder. Upon the Backup Collateral Manager’s assumption of the obligations of Collateral Manager pursuant to this Agreement, the Collateral Manager shall deliver to the Backup Collateral Manager all documents and instruments and monies held by it under this Agreement, and the Collateral Manager and the Facility Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Backup Collateral Manager all such rights, powers, duties, and obligations. Notwithstanding anything contained herein to the contrary, the resignation or termination of the Collateral Manager shall not become effective until the Backup Collateral Manager or an entity

(j) [Reserved].

(k)  Commingling. The Collateral Manager shall not deposit or permit the deposit of any funds (other than Excluded Amounts) that do not constitute Collections of Contract Payments or other proceeds of any Transferred Contracts into a Lockbox Account.

(l)  Taxes. The Collateral Manager will file on timely basis all material tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all material taxes due and payable by it or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Collateral Manager).

(m)  Collateral Management Obligations. The Collateral Manager will not (i) amend, waive or otherwise modify the Credit and Collection Policy without the prior written consent of the Facility Agent, (ii) agree to any amendment, waiver or other modification of the Transaction Document to which it is a party without the prior written consent of the Facility Agent, (iii) agree or permit the Borrower to agree to (x) any Contract having ~~Rewritten Contract Payments~~Material Modifications after the occurrence of an Unmatured Facility Termination Event or a Facility Termination Event or (y) any Contract having any ~~Rewritten Contract Payment~~Material Modification set forth in clause (d) of the definition thereof after the Scheduled Facility Termination Date, in each case, unless consented to by the Facility Agent, (iv) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents or (v) change its fiscal year to be other than January 1 through December 31; provided that, with respect to the occurrence of any ~~Rewritten Contract Payment~~Material Modification as set forth in clause (c) of the definition thereof, the Collateral Manager shall cause (or cause the Borrower to cause) the execution of an intercreditor agreement in form and substance satisfactory to the Facility Agent.

(n)  Notices. The Collateral Manager (except in the case of successor Collateral Manager (whether the Backup Collateral Manager or otherwise)) shall furnish, or cause to be furnished, to the Facility Agent (and, in the case of clause (i) below, to all Lenders):

(i)  within the earlier of (A) ninety (90) days of the end of each calendar year and (B) fifteen (15) days after such information is produced, a copy of the quarterly reviews and the amendments and/or waiver memos (if any) with respect to each Obligor as performed by the Collateral Manager and any other documentation in connection with each Transferred Contract as reasonably requested by the Facility Agent; and

(ii)  promptly (but in no event later than three (3) Business Days) after any of its Responsible Officers having obtained actual knowledge thereof, notice of any Unmatured Collateral Manager Default, Unmatured Facility Termination Event, Collateral Manager Default or Facility Termination Event; and

(iii)  promptly, in reasonable detail, of (i) the occurrence of any Revaluation Event with respect to any Contract (including any custom revaluation events included in the definition of “Revaluation Event” by the Facility Agent as a condition of its approval of any Contract), or ~~a~~any Material Modification with respect to any Contract ~~having Rewritten Contract Payments~~ which was not previously approved by the Facility Agent and (ii) the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset.

(o)  No Security Deposits. The Collateral Manager shall not allow any Obligor to utilize its security deposit to offset any remaining Contract Payments, except as contemplated by Section 7.13(c).

Section 7.5 Collateral Management Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fee. On each Distribution Date, the Collateral Manager shall be entitled to receive out of the Collection Account the Collateral Management Fee for the related Collection Period pursuant to Section 8.5. The Collateral Manager shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Sale Agreement. On each Distribution Date, the Backup Collateral Manager shall be entitled to receive out of the Collection Account the Backup Collateral Manager Fee for the related Collection Period pursuant to Section 8.5.

Section 7.6 Distribution Date Statement. No later than 1:00 p.m., Menlo Park, California time, on each Collateral Manager Report Date, the Collateral Manager shall deliver to the Facility Agent, the Paying Agent and the Backup Collateral Manager a Distribution Date Statement executed by a Responsible Officer of the Collateral Manager, including information on delinquencies and extensions of Transferred Contracts.

Section 7.7 Annual Statement as to Compliance; Notice of Collateral Manager Default. (a) The Collateral Manager shall deliver to the Facility Agent and the Backup Collateral Manager on or before April 30 of each year, beginning on April 30, 2021, an officer’s certificate signed by any Executive Officer of the Collateral Manager, dated as of the preceding December 31, stating that (i) a review of the activities of the Collateral Manager during the preceding 12-month period (or such other period as shall have elapsed from the Effective Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Collateral Manager has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Collateral Manager shall deliver to the Facility Agent and the Backup Collateral Manager, promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in an Officers’ Certificate of any event that, with Collateral Manager Report Date and all calculations required by Section 7.10(b). The Backup Collateral Manager shall notify the Facility Agent in writing within one (1) Business Day if such information is not delivered to the Backup Collateral Manager prior to 12:00 p.m., Menlo Park, California time, on any Collateral Manager Report Date.

(b)  Prior to each such Distribution Date, the Backup Collateral Manager shall use such tape or diskette (or other means of electronic transmission acceptable to the Backup Collateral Manager and, if applicable, the Facility Agent) and review the related Distribution Date Statement against such electronic transmission in order to perform the following:

(i) confirm that the Distribution Date Statement is complete on its face;

(ii) recalculate the Borrowing Base as of such Collateral Manager Report Date;

(iii) calculate the rolling three month average Delinquency Ratio, the Delinquency Ratio for such Collection Period, the rolling three month Default Ratio, the Interest Coverage Ratio for TPVC (as of such Collateral Manager Report Date) and the Debt Service Coverage Ratio for the Borrower (as of such Collateral Manager Report Date);

(iv)  review (1) the Aggregate Outstanding Principal Balance of the Transferred Contracts and all amounts collected on or in respect of the Contracts; (2) the contract payment rate on each Transferred Contract; (3) the remaining term to maturity of each Transferred Contract;

(v)  verify the mathematical accuracy of any calculations on the face of the Distribution Date Statement;

(vi)  confirm the existence of the occurrence of any Revaluation Event with respect to any Contract (including any custom revaluation events included in the definition of “Revaluation Event” by the Facility Agent as a condition of its approval of any Contract), or ~~a~~any Material Modification with respect to any Contract ~~having Rewritten Contract Payments~~; and

(vii)  confirm the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset.

(c) In the event of any discrepancy between the information set forth in clause (b) above as calculated by the Collateral Manager from that determined or calculated by the Backup Collateral Manager, the Backup Collateral Manager shall promptly report such discrepancy to the Collateral Manager and the Facility Agent. In the event of a discrepancy as described in the preceding sentence, the Collateral Manager and the Backup Collateral Manager shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, distributions on the related Distribution Date shall be made by the Facility Agent consistent with the information provided by the Collateral Manager, and the Collateral Manager and the Backup Collateral Manager shall attempt to reconcile such on such day or if the Advances outstanding do not exceed the Borrowing Base and the Minimum Equity Condition is satisfied on such day. The Equityholder shall make a contemporaneous deposit to the Collection Account of the related Repurchase Amount, as contemplated by Section 6.1 of the Sale Agreement.

Section 7.15 Substitution of Contracts Pursuant to Technology Exchange Option. In the event that any Obligor exercises its option pursuant to the Technology Exchange Option, (a) the Borrower (or the Collateral Manager on its behalf) shall immediately (and in any event, within two (2) days following its receipt thereof), deposit all Collections received from such Obligor in respect of such exchange into the Collection Account and (b) the Borrower shall replace such Replaced Equipment with Substitute Equipment in accordance with the terms of the related Contract.

In addition, the Borrower shall in connection with such substitution deliver to the Custodian the related Contract File and shall pay to each Hedge Counterparty, as applicable, all Hedge Breakage Costs, if any, incurred in connection with the substitution of such Transferred Contract pursuant to this Section 7.15 and the termination of any Hedge Transactions, in whole or in part, in connection therewith. In connection with any such substitution, the Facility Agent, on behalf of Secured Parties, shall, automatically and without further action (unless otherwise necessary or requested by the Borrower or the Collateral Manager), be deemed to transfer to the Borrower (for transfer to TPVC), free and clear of any Lien created by this Agreement, all of the right, title and interest of the Facility Agent, on behalf of the Secured Parties, in, to and under such Replaced Equipment, but without any representation and warranty of any kind, express or implied. The Equityholder shall make (or cause to be made) a contemporaneous deposit to the Collection Account of the related Hedge Breakage Costs, as contemplated by Section 6.2 of the Sale Agreement.

Section 7.16 ~~Repurchase~~Optional Offer to Sell. In the event the Borrower exercises its option to offer for sale to the Equityholder a Transferred Contract that has become a Defaulted Contract or a Delinquent Contract pursuant to Section 6.3 of the Sale Agreement and the Equityholder accepts such offer, upon receipt of the Repurchase Amount in the Collection Account, the Facility Agent, on behalf of Secured Parties, shall, automatically and without further action (unless otherwise necessary or requested by the Borrower or the Collateral Manager), be deemed to transfer to the Borrower (for transfer to the Equityholder), free and clear of any Lien created by this Agreement, all of the right, title and interest of the Facility Agent, on behalf of the Secured Parties, in, to and under such Transferred Contract and the Contract Payments and Related Security related thereto, but without any representation and warranty of any kind, express or implied.

Section 7.17 Contracts Subject to Retained Interest Provisions. With respect to any Contract sold by the Equityholder to the Borrower and included in the Borrower Collateral subject to the Retained Interest provisions of this Agreement, if such Contract is a Contract with more than one lender or lessor, Collections in respect of principal and interest received by the Collateral Manager will be allocated between the portion owned by the Borrower and the portion not lawful owner of, and have good title to, such Contract and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such asset received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.24 Ownership of the Borrower. One hundred percent (100%) of the outstanding equity interests of the Borrower is and will be directly owned (both beneficially and of record) by the Equityholder. All such equity interests are and will be validly issued, and there are no options, warrants or other rights to acquire shares or other equity rights in the Borrower.

Section 9.25 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor any Affiliate, officer, employee or director, acting on behalf of the Borrower (i) is (A) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, ~~Her~~His Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including ~~but not limited to Cuba, Iran, Syria, North Korea, and~~without limitation, Afghanistan, the Crimea region ~~in Ukraine~~of Ukraine, occupied territories in the “Donetsk People’s Republic” region of Ukraine, occupied territories in the “Luhansk People’s Republic” region of Ukraine, occupied territories in the “Kherson” region of Ukraine, occupied territories in the “Zaporizhzhia” region of Ukraine, Cuba, Iran, North Korea, and Syria (the “Sanctioned Countries”); (B) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Persons defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate, officer, employee or director, acting on behalf of the Borrower is in compliance in all material respects with (a) all applicable OFAC rules and regulations and (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other the benefit of the Secured Parties. Indication of the Facility Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Borrower Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, with respect to any Transferred Contract, upon such Transferred Contract becoming a Repurchased Contract or otherwise as expressly permitted by the Sale Agreement or by this Agreement.

(d) Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan or lease receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Borrower Collateral shall indicate clearly that such Borrower Collateral is subject to a first priority security interest in favor of the Facility Agent, for the benefit of the Secured Parties.

Section 10.2 Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Section 10.18, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Borrower Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Facility Agent (for the benefit of the Secured Parties) and the Lenders in and to the Borrower Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 10.3 Costs and Expenses. The Borrower shall pay all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent and each Lender and, with respect to clause (a), to the Custodian and Backup Collateral Manager:

(a)  as soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of a Facility Termination Event or Unmatured Facility Termination Event, the statement of an Executive Officer of the Borrower setting forth complete details of such Facility Termination Event or Unmatured Facility Termination Event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

(b)  (i) no less than on a monthly basis, in connection with the calculation of the Borrowing Base in the most recently delivered Distribution Date Statement, updates for each Contract of the Debt-to-Equity Ratio, the Debt-to-Enterprise Value Ratio (including the attaching Debt-to-Enterprise Value Ratio with respect to ~~Product 4~~Second Lien Contracts), the expected months of cash reserves remaining and the amount and date of most recent round of equity financing or bridge financing and (ii) promptly, from time to time, such other information, documents, records or reports respecting the Transferred Contracts or the Related Security, the other Borrower Collateral or the condition or operations, financial or otherwise, of the Borrower as the Facility Agent may, from time to time, reasonably request;

(c)  promptly, in reasonable detail, notice of (i) any Adverse Claim known to it that is made or asserted against any of the Borrower Collateral, (ii) the occurrence of any Revaluation Event with respect to any Contract (including any custom revaluation events included in the definition of “Revaluation Event” by the Facility Agent as a condition of its approval of any Contract), or ~~a~~any Material Modification with respect to any Contract ~~having Rewritten Contract Payments~~ which was not previously approved by the Facility Agent, (iii) any Contract that has become a Delinquent Contract or a Defaulted Contract and (~~iii~~iv) the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset; and

(d)  any new or updated information reasonably requested by a Lender (by request to the Facility Agent, who shall forward such request to such Borrower) in connection with “know your customer” laws or any similar regulations; and

(e)  promptly following any request therefor, Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent for purposes of compliance with its Beneficial Ownership Certification.

Section 10.5 Separate Existence. (a) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of TPVC or any Affiliate thereof.

(b)  It shall maintain records and books of account separate from those of TPVC and any other Affiliate thereof.

(c) It shall obtain proper authorization for all action requiring such authorization.

(d) It shall pay its own operating expenses and liabilities from its own funds.

(e) It will insure that the annual financial statements of TPVC shall disclose the effects of the transactions contemplated in the Transaction Documents in accordance with GAAP.

(f)  It will maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of TPVC provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from TPVC and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of TPVC or any other Person and (ii) such assets shall also be listed on the Borrower’s own separate balance sheet.

Section 10.20 Notice of Material Adverse Claim. It shall advise the Facility Agent promptly, in reasonable detail, (i) of any material Adverse Claim, other than a Permitted Lien, known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

Section 10.21 Delivery of ~~Original Promissory Notes~~Contract Files. (a) The Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver to the Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and anuar.atiye-manzur@db.com) the Contract Files identified on Exhibit J promptly upon receipt but in no event later than five (5) Business Days of the related Advance Date; provided that any file-stamped document included in any Contract File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Advance Date); provided, further, that the Borrower shall deliver as soon as possible (but in no event later than five (5) Business Days after its acquisition of a Contract), each fully executed, original, related promissory note to the Custodian as contemplated by Section 12.1~~. If~~ and, if the Borrower is unable to deliver any such fully executed, original promissory note on the date of its acquisition of a Contract, it shall deliver a copy of such promissory note, marked to show that such promissory note is subject to the Lien of the Facility Agent, on such date of acquisition to the Custodian as contemplated by Section 12.1, and such copies shall be deemed to fill the requirements set forth in the definition of “Contract File” ~~until the earlier to occur of (i) delivery of the original or (ii) the date that is five (5) Business Days after the Borrower’s acquisition of the related Contract~~. In addition, promptly following the occurrence of a Facility Termination Event, the Borrower shall deliver to the Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Contract for which the Collateral Manager, the Equityholder or any of their respective Affiliates is the loan agent. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Custodian and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Collateral Manager Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests and Advance Requests to lenderfinance_collatreview@list.db.com, (ii) Distribution Date Statements delivered in connection with Section 7.6 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and anuar.atiye-manzur@db.com, (iii) requests or notices delivered in accordance with Sections 2.2 or 2.4, to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and anuar.atiye-manzur@db.com and (iv) obligor reports delivered in connection with Section 7.4(n)(iv) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com; provided that any document delivered pursuant to this Section 10.21 shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Facility Agent.

Section 10.22 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable or that the Facility Agent may request to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Facility Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Borrower Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Facility Agent may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Borrower Collateral in the same manner specified in Section 13.1 or in any other manner as the Required Lenders may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b)  The Borrower and each Secured Party hereby severally authorize the Facility Agent, upon receipt of written direction from the Required Lenders, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Borrower Collateral.

(c)  ~~It~~The Borrower shall furnish to the Facility Agent from time to time such statements and schedules further identifying and describing the Contract Collateral and such other reports in connection with the Borrower Collateral as the Required Lenders may reasonably request, all in reasonable detail.

Section 10.23 Risk Retention Requirements. (a) On any date that any Obligations are outstanding and any Lender is subject to the EU Securitization Rules, the Equityholder represents and undertakes to each SR Lender that: (A) as an originator for the purposes of the EU Securitization Rules, it holds and will retain on an on-going basis, a material net economic interest in the transaction contemplated by this Agreement, which shall not be less than 5.0% of the aggregate nominal value of all the Contracts (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each acquisition of a Contract by the Borrower from the Equityholder); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation, as represented by the Equityholder’s direct limited the Custodian on the same Business Day) after delivery of such Contract Files and the Schedule of Contracts (or, if applicable, such amendments or supplements) applicable to such Contract Files, the Custodian shall provide to the Facility Agent, the Collateral Manager and the Lenders a certification (each such certification, a “Certification”), in the form of Exhibit E, to the effect that, as to each Contract File related to a Contract listed on the Schedule of Contracts, as amended or supplemented, based on the Custodian’s examination of the Contract Files for such Contracts, except for variances with respect to the Contract Files (“Exceptions”) noted in a report attached to the Certification (the “Exception Report”), (i) all Contract Files have been delivered and are in the possession of the Custodian for such Contracts (other than those released pursuant to Section 12.4), (ii) all such Contract Files have been reviewed by the Custodian and appear on their face to be regular and to relate to such Contracts, (iii) to the extent Exhibit J provides that original signatures are required, all signatures on such Contract Files appear to be original signatures, (iv) such Contract Files have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall constitute physical alteration), (v) based solely on the Custodian’s examination of the Schedule of Contracts, as amended and supplemented, the information set forth therein is the same as the information set forth in the related Contract Files with respect to, to the extent indicated by the Borrower or the Collateral ~~Agent~~Manager as being applicable, the name of account debtor (obligor), transaction type, date of transaction, commitment amount and original principal amount of obligation, interest rate, and term, and (vi) the Custodian is holding such Contract File for the Facility Agent, on behalf of the Secured Parties, pursuant to this Agreement; provided, however, that if any such statements are, in part or in whole, not true and correct, the Custodian shall detail in the Exception Report any such Exceptions. The Custodian shall also maintain records of the total number of Contract Files that are listed on the Schedule of Contracts but have not been received by the Custodian, and will provide such number of missing Contract Files in the Exception Report.

(b)  The Facility Agent shall promptly notify the Custodian (who shall forward to the Lenders), the Collateral Manager and the Borrower, in writing, that either (i) the Exceptions noted in any Exception Report are waived or (ii) the Borrower or the Collateral Manager must cure certain specified Exceptions or all of the Exceptions noted in such Exception Report within thirty (30) days after the date of such notification (it being understood by the parties hereto that the Contract related to any Contract Files as to which an unwaived or uncured Exception exists may not be deemed an Eligible Contract under this Agreement).

(c)  Subject to Section 10.21, to the extent any original documents as set forth on Exhibit J are unavailable, the Borrower or the Collateral Manager shall deliver to the Custodian a true copy thereof, and the parties agree that such documents may be executed and delivered by electronic signatures and that the electronic signatures appearing on such documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Agreement or with written instructions furnished by the Facility Agent; provided, however, that in the event of a conflict between the terms of this Agreement and the written instructions of the Facility Agent, the Facility Agent’s written instructions shall control.

(c)  Prior to the release of the security interest of the Facility Agent, on behalf of the Secured Parties, and the termination of this Agreement, the Custodian shall accept only written instructions of a Responsible Officer of the Facility Agent concerning the use, handling and disposition of the Contract Files.

(d)  In the event that (i) the Borrower, the Facility Agent, the Collateral Manager or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Contract File or a document included within a Contract File or

(ii)  a third party shall institute any court proceeding by which any Contract File or any document included within a Contract File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law, continue to hold and maintain all Contract Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Contract File or a document included within such Contract File as directed by the Facility Agent, which shall give a direction consistent with such determination by a court of competent jurisdiction. Expenses of the Custodian (including reasonable attorneys’ fees and expenses) incurred as a result of such proceedings shall be borne by the Borrower in accordance with Section 8.5.

(e)  Prior to each such Distribution Date, the Custodian shall review the related Distribution Date Statement in order to (i) confirm the existence of the occurrence of any Revaluation Event with respect to any Contract (including any custom revaluation events included in the definition of “Revaluation Event” by the Facility Agent as a condition of its approval of any Contract), or any Material Modification with respect to any Contract and (ii) confirm the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset.

(f)  ~~(e)~~ In the event that the Custodian’s obligations under this Agreement are not clearly and expressly covered by the terms of this Agreement, the Custodian shall be entitled to (i) request additional instructions from the Facility Agent and (ii) refrain from taking any action unless and until the Custodian has received written instructions from the Facility Agent. If the Custodian shall at any time receive conflicting instructions from any of the parties hereto with respect to the performance of its responsibilities under this Agreement, and such conflicting instructions cannot be resolved by reference to the terms of this Agreement, the Custodian shall be entitled to rely solely on the written instructions of the Facility Agent. Any instructions delivered on behalf of a Secured Party shall be delivered by the Facility Agent.

~~(f) [Reserved].~~

~~(g)~~   The Facility Agent may direct the Custodian in writing to take any such incidental action hereunder; provided that with respect to other actions which are incidental to the actions specifically delegated to the Custodian hereunder, the Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Facility Agent; provided, further, that in each case, the Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the Custodian shall have reasonably determined, or shall have been advised by counsel, that the taking of such action (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Custodian requests the consent of the Facility Agent and the Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

~~(h)~~  The Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Custodian, or the Facility Agent. The Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including a Facility Termination Event, an Unmatured Facility Termination Event, Collateral Manager Default or Unmatured Collateral Manager Default, unless a Responsible Officer of the Custodian has actual knowledge of such matter or written notice thereof is received by the Custodian. The availability of reports or other documents (including news or other publicly available reports or documents) shall not constitute actual or constructive knowledge of information contained therein, other than information in reports or documents that the Custodian is contractually obligated to review or is required to review in order to perform its express duties under this Agreement.

Section 12.4 Release of Contract Files. (a) The Custodian shall release any Contract Files to the Facility Agent upon receipt of a Request for Release substantially in the form of Exhibit F-1 from the Facility Agent, or, to the extent specified in a Request for Release by the Collateral Manager (which Request for Release must have been consented to, in writing, by the Facility Agent, which consent shall be evidenced by an executed counterpart to such request) in connection with a release of a Contract pursuant to the terms of this Agreement, to the Collateral Manager, or its designee. In the event that the Facility Agent has notified the Custodian that an Unmatured Facility Termination Event ~~of Default, an~~, a Facility Termination Event ~~of Default~~, an Unmatured Collateral Manager Default or a Collateral Manager Default has occurred and is continuing, the Collateral Manager shall not make any such request unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). Upon receipt of any such Request for Release from the Facility Agent or the Collateral Manager (which Request for Release must have been consented to, in writing, by the Facility Agent, which consent shall be evidenced by an executed counterpart to such request), the Custodian shall within denote any Contracts added, paid off, liquidated, released or redelivered since the date of this Agreement.

Section 12.10 No Adverse Interest of the Custodian. By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Contract or any Contract File. Neither the Contracts nor any documents in the Contract Files shall be subject to any security interest, lien or right of set-off by the Custodian or any third party claiming through the Custodian, and the Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Contracts or documents in the Contract Files, except that the preceding clause shall not apply to the Custodian with respect to (i) the Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 12.11 Lost Note Affidavit. In the event that the Custodian fails to produce any ~~Contract File or any other document~~original promissory note delivered to it related to a Contract that was in its possession pursuant to Section 12.2 within five (5) Business Days after required or requested by the Facility Agent (a “Custodial Delivery Failure”) and provided that (a) the Custodian previously ~~delivered~~certified in writing to the Facility Agent ~~a Certification with respect to such Contract File or document, as applicable,~~that it had received such original promissory note and (b) such ~~Contract File or document, as applicable,~~original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Custodian shall with respect to any missing original promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit.

Section 12.12 Reliance of the Custodian. In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any direction, request, notice, instruction, certificate, opinion or other document furnished to the Custodian (including via electronic transmission or by way of Electronic Method), reasonably believed by the Custodian to be genuine and to have been signed, presented delivered or sent by the proper Person or Persons and conforming to the requirements of this Agreement; but in the case of any document comprising a Contract File or other request, notice, instruction, document or certificate which by any provision hereof is specifically required to be reviewed by the Custodian, the Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement. Without limiting the generality of the foregoing, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damage to any Person arising out of actions of the Custodian consistent with the instructions whether in writing or verbal provided by the Facility Agent. otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower, TPVC or the Collateral Manager.

Section 15.4 Reliance by Note Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction, in the case of the Facility Agent, by the Lenders, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, ~~and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders,~~ and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 15.5 Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Facility Termination Event unless such Note Agent has received notice from the Collateral Manager, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that the Facility Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Facility Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Majority Lenders; provided that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 15.6 Non-Reliance on Note Agents. The Lenders expressly acknowledge that neither any Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or Lender hereunder with respect to such Advances and all references to the Lenders in Section 4.3 and Section 5.1 shall be deemed to apply to such assignee.

Section 16.4 Notice of Assignment by Lenders. So long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, no Lender may make any assignment, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii)  to any Person if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA), without the prior written consent of the Borrower and TPVC (such consent not to be unreasonably withheld, delayed or conditioned); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder; provided, further, that each Lender shall first offer to sell such interest(s) to (x) the Lender affiliated with the Facility Agent and, if such Lender does not accept such offer within ten (10) Business Days, then (y) to each ~~other~~remaining Lender (pro rata) for a period of ten (10) Business Days prior to offering to any Person that is not an existing Lender. Each Lender authorizes the related Agent to, and such Agent agrees that it shall, endorse the Notes to reflect any assignments made pursuant to this Article XVI or otherwise.

Section 16.5 Registration; Registration of Transfer and Exchange. (a) The Facility Agent shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Facility Agent shall provide for the registration of the Notes and of transfer of interests in the Notes. The Facility Agent is hereby appointed “Note Registrar” for the purpose of registering the Notes and transfers of the Notes as herein provided.

(b)  Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 16.5. A Note may be exchanged (in accordance with Section 16.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 16.1) (or its agent or nominee) of all or a portion of the Advances. The Facility Agent shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Facility Agent either (x) evidence satisfactory to it that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (y) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 16.5 and the restrictions noted on the face of such Note.

(c)  At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for

ARTICLE XVIII

MISCELLANEOUS

Section 18.1 No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender and Participant is hereby authorized by the Borrower and TPVC during the existence of a Facility Termination Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower or TPVC (as the case may be) to the amounts owed by the Borrower or TPVC, respectively, under this Agreement, to the Facility Agent, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 18.2 Amendments, Waivers. (a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 18.2. With the written consent of the Required Lenders, the Borrower, the Collateral Manager, TPVC, the Facility Agent, the Paying Agent, the Backup Collateral Manager and the Custodian may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall ~~constitute~~include a Fundamental Amendment~~, in each case~~ without the prior written consent of each Lender affected thereby; provided, further that any waiver of a Facility Termination Event (other than a waiver of clause (a), clause (d) or clause (m) (solely as a result of any of the events set forth in clauses (c), (d), (f) or (g) of the definition of “Change of Control”) of the definition thereof, which shall require the consent of all Lenders) shall require consent of the Majority Lenders; provided, further, that the signature of the Borrower and TPVC shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Collateral Manager at any time when the Collateral Manager is not TPVC or any Affiliate of TPVC or a successor Collateral Manager is designated by the Facility Agent pursuant to Section 7.1; provided, further, that the signature of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively) shall not be required for the effectiveness of any amendment that does not affect the rights or obligations of the Paying Agent, the Backup Collateral Manager or Custodian (respectively); provided, however, that the Paying Agent shall be provided an executed copy of any amendment promptly following the closing of such amendment.

~~Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support Term SOFR, or if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Collateral Manager and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities.~~ Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement. During the time that any Lender hereunder is a Conduit Lender, the Facility Agent will provide notice and a copy of any amendment to any of (A) this Agreement or (B) the Sale Agreement to Standard & Poor’s prior to the execution of such amendment.

Notwithstanding the foregoing, upon the determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA), each of the Borrower, the Collateral Manager, each Lender, each Agent, the Paying Agent, the Custodian and the Facility Agent hereby agree to work in good faith to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

Subject to the provisions of Section 16.4, the Borrower and the Collateral Manager each acknowledge that the Facility Agent may be communicating with other Lenders or potential lenders in connection with an amendment or syndication of this Agreement.

(b)  Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support Term SOFR, or if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Collateral Manager and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities.

(c)  The Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance related to Alternate Base Rate, any Applicable Index or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Facility Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Facility Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service so long as the rate (or component thereof) used by the Facility Agent in connection therewith is consistent with the such rate (or component thereof) provided by any such information source or service.

Section 18.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 18.4 Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 17.1, the Borrower or TPVC on behalf of the Borrower agrees to pay on demand all reasonable costs and expenses of the Facility Agent in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any Structured Lender Liquidity Arrangement or other liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, TPVC and the Facility Agent and the Borrower or TPVC on behalf of the Borrower further agrees to pay all reasonable costs and expenses of the Facility Agent in connection with any amendments, waivers or consents executed in connection with this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, including the reasonable fees and out-of-pocket expenses of counsel for the Facility Agent with respect thereto and with respect to advising the Facility Agent as to its rights and remedies under this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, and to pay all costs and expenses, if any (including reasonable counsel fees and expenses), of the Facility Agent, the Lenders and their respective Affiliates, in connection with the enforcement against TPVC or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one counsel for all such Lenders.

Section 18.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Facility Agent, the Paying Agent, the Collection Account Bank, the Backup Collateral Manager, the Custodian, the Collateral Manager, TPVC and their respective successors and assigns, and the provisions of Section 4.3(c), Article V, Section 11.1 and Article XVII shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XVI. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V, Section 11.1 and Article XVII and the provisions of Section 18.10, Section 18.11 and Section 18.12 shall be continuing and shall survive any termination of this Agreement and any termination of TPVC’s rights to act as Collateral Manager hereunder or under any other Transaction Document.

Section 18.6 Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 18.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 18.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES ~~SHALL BE A CONTRACT MADE UNDER AND~~AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE NOTES OR TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE ~~INTERNAL~~ LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION ~~5-1401~~5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 18.9 Counterparts; Electronic ~~Signatures~~Execution. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 18.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF TPVC, THE BORROWER, THE COLLATERAL MANAGER, THE FACILITY AGENT, ~~THE AGENTS,~~ THE PAYING AGENT, THE LENDERS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 18.11 No Proceedings. (a) Each of the Borrower, TPVC, the Collateral Manager, the Backup Collateral Manager, the Facility Agent, the Paying Agent and each Lender hereby agrees that it will not institute against any Lender which is a Structured Lender, or join any other Person in instituting against such Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper or other senior indebtedness issued by such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b)  Each of TPVC, the Collateral Manager, the Backup Collateral Manager, each Lender, the Paying Agent and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(c)  The provisions of this clause (c) shall survive the termination of this Agreement. The provisions of this Section 18.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of Section 18.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

Section 18.12 Limited Recourse to the Lenders. No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 18.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 18.14 Confidentiality. (a) The Borrower, the Collateral Manager and TPVC shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) with the consent of such Lender, or (iii) to the extent the Borrower, TPVC or the Collateral Manager or any Affiliate of any of them should be required by any law or regulation applicable to it or requested by any Official Body to disclose such information; provided that, in the case of clause (iii), the Borrower, TPVC or the Collateral Manager, as the case may be, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the affected Lender of its intention to make any such disclosure prior to making such disclosure.

(b)  The Facility Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Contract Payments, the Related Security or otherwise obtained by the Facility Agent or such Lender pursuant to this Agreement (“Information”) shall be held in confidence (it being understood that documents provided to the Facility Agent hereunder may in all cases be distributed by the Facility Agent to the Lenders) except that the Facility Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives (it being understood that the Persons to whom such disclosure is made pursuant to this clause (i) will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent or such Lender, (iii) to the extent such information was available to the Facility Agent or such Lender on a nonconfidential basis prior to its disclosure to the Facility Agent or such Lender hereunder, (iv) with the written consent of the Borrower, (v) to the extent permitted by Article XVI, (vi) to the extent the Facility Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information, (vii) for the purposes of establishing a “due diligence” defense, (viii) in the case of any Lender that is a Structured Lender, to rating agencies, placement agents and providers of liquidity and credit support who agree to hold such information in confidence or (ix) at any time which is 18 months after the termination of this Agreement; provided that in the case of clause (vi) above, the Facility Agent or such Lender, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vi)(A) above, will (unless otherwise prohibited by law) notify the Borrower of its intention to make any such disclosure prior to making any such disclosure.

(c)  For the avoidance of doubt, nothing in this Section 18.14 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 18.14 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 18.15 Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 18.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 18.16 ~~Section 18.15~~ Replacement of Lenders. At any time there is more than one Lender, the Borrower shall be permitted to replace any Lender, except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv), or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv) or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 18.2 or to a request to extend the Scheduled Facility Termination Date or (d) is a Defaulting Lender or (e) has declined or rejected, or such Lender declines or rejects, an Extension Request with respect to the Scheduled Facility Termination Date pursuant to Section 2.9; provided that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) prior to any such replacement, such Lender shall have taken no action under Section 5.1 so as to fully eliminate the continued need for payment of amounts owing pursuant to Section 5.1, if applicable, (iii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 16.10, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 16.5, (vi) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender.

Section 18.17 ~~Section 18.16~~ No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Facility Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Facility Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents; (ii) (A) the Facility Agent and each of the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Facility Agent nor any of the Joint Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; and (iii) the Facility Agent and each of the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Facility Agent nor any of the Joint Lead Arrangers or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower hereby agrees not to assert, and, to the fullest extent permitted by law, waives and releases any claims that it may have against the Facility Agent and each of the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 18.18 ~~Section 18.17~~ Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the ~~non-~~exclusive jurisdiction of any New York State or Federal court sitting in New York ~~City~~County in any action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, whether in contract, tort or otherwise and whether at law or in equity. The parties hereto agree that a final judgment in any such action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 18.19 ~~Section 18.18~~ Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the Lenders) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and TPVC hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 18.20 ~~Section 18.19~~ Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 18.21 ~~Section 18.20~~ Acknowledgement Regarding Any Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such

Commitment: $~~80,000,000~~75,000,000	DEUTSCHE BANK AG, NEW YORK
BRANCH, as Committed Lender

	By:	/s/ Amit Patel
		Name:	Amit Patel
		Title:	Managing Director

	By:	/s/ Ho Min Kwak
		Name:	Ho Min Kwak
		Title:	Director

One Columbus Circle
New York, New York 10019
Attention: Asset Finance Department
Email: amit.patel@db.com, james.kwak@db.com,
erica.flor@db.com, anuar.atiye-manzur@db.com,
abs.conduits@db.com,
lenderfinance_collatreview@list.db.com

Signature Page to Receivables Financing Agreement

~~Commitment: $60,000,000~~	~~MUFG BANK, LTD., as Committed Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

~~350 California Street, Suite 2018~~
~~San Francisco, CA 94104~~
~~Attention: William Bloore, Managing Director~~
~~Email: jbloore@us.mufg.jp~~

Signature Page to Receivables Financing Agreement

~~Commitment: $50,000,000~~	~~TIAA, FSB, as Committed Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~10000 Midlantic Drive~~
~~Suite 400 East~~
~~Mount Laurel, NJ 08054~~
~~Attention: Lender Finance~~
~~Facsimile No.: 201-770-4762~~
~~Email: LFLoanAdmin@tiaabank.com~~

Signature Page to Receivables Financing Agreement

~~Commitment: $60,000,000~~	~~KEYBANK NATIONAL ASSOCIATION, as Committed Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~1000 S. McCaslin Blvd.~~
~~Superior, CO 80027~~
~~Richard S. Anderson – Vice President~~
~~Telephone: 720-304-1247~~
~~email: richard_s_andersen@key.com~~

Signature Page to Receivables Financing Agreement

Appendix B

(Schedules and Exhibits to Receivables Financing Agreement Amendments)

[Intentionally Omitted]